An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

PRELIMINARY OFFERING CIRCULAR

SUBJECT TO COMPLETION; DATED JUNE 30, 2017

RSE COLLECTION, LLC

41 W 25th STREET, 8th FLOOR, NEW YORK, NY 10010

(347-952-8058) Telephone Number

www.rallyrd.com

	Price to Public	Underwriting Discounts and Commissions(1)(2)	Proceeds to Issuer	Proceeds to Other Persons
Per Unit	$57.50		$57.50
Total Minimum	$103,500		$103,500
Total Maximum	$115,000		$115,000

(1) Cuttone & Company, LLC will be acting as an executing broker and entitled to a Brokerage Fee as reflected herein and described in greater detail under “Plan of Distribution and Subscription Procedure – Broker” and “– Fees and Expenses”.

(2) No underwriter has been engaged in connection with the Offering.  We intend to distribute the Series #69BM1 Interests and any other series of membership interests principally through the Rally Rd.™ Platform as described in greater detail under “Plan of Distribution and Subscription Procedure”.

RSE Collection, LLC, a Delaware series limited liability company (“we,” “us,” “our,” “RSE Collection” or the “Company”) is offering (the “Offering”) 1,800 (the “Minimum”) to 2,000 (the “Maximum”) Series #69BM1 membership interests in the Company (the “Series #69BM1 Interests”, the “Series” or the “Interests”) on a best efforts basis.  Sale of the Interests will begin upon qualification of this Offering Circular to a maximum of 2,000 qualified purchasers (no more than 500 of which may be non-“accredited investors”) (a purchaser of the Interests shall be deemed an “Investor” or “Interest Holder”).  The initial closing (“Closing”) of the offering of the Series #69BM1 Interests will occur on the earliest to occur of (i) the date subscriptions for the Maximum #69BM1 Interests have been accepted or (ii) a date determined by the Manager (defined below) in its sole discretion, provided that subscriptions for the Minimum Series #69BM1 Interests have been accepted.  If Closing has not occurred, the Offering shall be terminated upon (i) the date which is one year from the date this Offering Circular is qualified by the U.S. Securities and Exchange Commission (the “Commission”) which period may be extended by an additional six months by the Manager in its sole discretion, or (ii) any date on which the Manager elects to terminate the offering in its sole discretion.  No securities are being offered by existing security-holders.  This Offering is being conducted under Regulation A (17 CFR 230.251 et. seq.) and the information contained herein is being presented in Offering Circular format.  The subscription funds advanced by prospective Investors as part of the subscription process will be held in a non-interest bearing escrow account with Atlantic Capital Bank, N.A. and will not be commingled with the operating account of the Series, until, if and when there is a Closing with respect to that Investor.  See “Plan of Distribution and Subscription Procedure” and “Description of Interests Offered” for additional information.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration.

An investment in the Interests involves a high degree of risk. See “Risk Factors” on Page 7 for a description of some of the risks that should be considered before investing in the Interests.

TABLE OF CONTENTS

RSE COLLECTION, LLC

SECTIONPAGE

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS1

OFFERING SUMMARY2

RISK FACTORS7

POTENTIAL CONFLICTS OF INTEREST17

DILUTION21

USE OF PROCEEDS22

DESCRIPTION OF THE SERIES BOSS MUSTANG24

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION 29

PLAN OF DISTRIBUTION AND SUBSCRIPTION PROCEDURE31

DESCRIPTION OF THE BUSINESS36

MARKET OPPORTUNITY45

MANAGEMENT47

COMPENSATION54

PRINCIPAL INTEREST HOLDERS55

DESCRIPTION OF INTERESTS OFFERED56

MATERIAL UNITED STATES TAX CONSIDERATIONS62

WHERE TO FIND ADDITIONAL INFORMATION65

Financial StatementsF-1

EXHIBIT INDEXIII-1

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this Offering Circular includes some statements that are not historical and that are considered “forward-looking statements.”  Such forward-looking statements include, but are not limited to, statements regarding our development plans for our business; our strategies and business outlook; anticipated development of the Company, the Manager and the Rally Rd.™ Platform (defined below); and various other matters (including contingent liabilities and obligations and changes in accounting policies, standards and interpretations).  These forward-looking statements express the Manager’s expectations, hopes, beliefs, and intentions regarding the future.  In addition, without limiting the foregoing, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements.  The words “anticipates”, “believes”, “continue”, “could”, “estimates”, “expects”, “intends”, “may”, “might”, “plans”, “possible”, “potential”, “predicts”, “projects”, “seeks”, “should”, “will”, “would” and similar expressions and variations, or comparable terminology, or the negatives of any of the foregoing, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this Offering Circular are based on current expectations and beliefs concerning future developments that are difficult to predict.  Neither the Company nor the Manager can guarantee future performance, or that future developments affecting the Company, the Manager or the Rally Rd.™ Platform will be as currently anticipated.  These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

All forward-looking statements attributable to us are expressly qualified in their entirety by these risks and uncertainties.  These risks and uncertainties, along with others, are also described below under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the parties’ assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.  You should not place undue reliance on any forward-looking statements and should not make an investment decision based solely on these forward-looking statements.  We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

OFFERING SUMMARY

The following summary is qualified in its entirety by the more detailed information appearing elsewhere herein and in the Exhibits hereto.  You should read the entire Offering Circular and carefully consider, among other things, the matters set forth in the section captioned “Risk Factors.”  You are encouraged to seek the advice of your attorney, tax consultant, and business advisor with respect to the legal, tax, and business aspects of an investment in the Interests.  All references in this Offering Circular to “$” or “dollars” are to United States dollars.

The Company: The Company is RSE Collection, LLC, a Delaware series limited liability company formed August 24, 2016.

Underlying Asset: The Series #69BM1 Asset is a 1969 Ford Mustang Boss 302 (or “Series Boss Mustang” or “Underlying Asset”).  It is not anticipated that Series #69BM1 would own any assets other than the Series Boss Mustang, plus cash reserves for maintenance, storage, insurance and other expenses pertaining to the Series Boss Mustang and amounts earned by Series #69BM1 from the monetization of the Series Boss Mustang.  See “Description of the Series Boss Mustang” for further details.

Securities offered: Investors will acquire membership interests in Series #69BM1 of the Company, which is intended to be a separate series of the Company for purposes of assets and liabilities.  See the “Description of Interests Offered” section for further details.  The Interests will be non-voting except with respect to certain matters set forth in the Second Amended and Restated Limited Liability Company Agreement of the Company (the “Operating Agreement”).  The purchase of membership interests in Series #69BM1 of the Company is an investment only in Series #69BM1 and not an investment in the Company as a whole.

Investors: Each Investor must be a “qualified purchaser.”  See “Plan of Distribution and Subscription Procedure – Investor Suitability Standards” for further details.  The Manager may, in its sole discretion, decline to admit any prospective Investor, or accept only a portion of such Investor’s subscription, regardless of whether such person is a “qualified purchaser”.

Manager: RSE Markets, Inc., a Delaware corporation, is the manager of the Company and the Series #69BM1 Interests.  RSE Markets, Inc. also owns and operates a mobile app-based investment platform called Rally Rd.™ (the Rally Rd.™ platform and any successor platform used by the Company for the offer and sale of interests, the “Rally Rd.™ Platform”) through which the Series #69BM1 Interests and other series interests are sold.  The Manager will, together with its affiliates, own a minimum of 2% and up to a maximum of 10% of the Series #69BM1 Interests upon the Closing of the Offering.  However, the Manager may sell some or all of the Interests acquired pursuant to this Offering Statement from time to time after the Closing of this Offering.

Advisory Board:   The Manager intends to assemble an expert network of advisors with experience in relevant industries (an “Advisory Board”) to assist the Manager in identifying, acquiring and managing collectible automobiles.

Broker: The Company has entered into an agreement with Cuttone & Company, LLC (“Cuttone” or the “Broker”), a New York limited liability company and a broker-dealer which is registered with the Commission and will be registered in each state where the Offering will be made prior to the launch of the Offering and with such other regulators as may be required to execute the sale transactions and provide related services in connection with this Offering.  Cuttone is a member of FINRA and SIPC.

Price per Series

#69BM1 Interest: The price per Series #69BM1 Interest is $57.50.

Minimum and
maximum

Interest purchase: The minimum subscription by an Investor is one (1) Interest in the Series and the maximum subscription by any Investor is for Interests representing 10% of the total Interests in the Series, although such maximum thresholds may be waived by the Manager in its sole discretion.  The Purchase Price will be payable in cash at the time of subscription.

Offering size: The Company may offer and sell a minimum of 1,800 and a maximum of 2,000 Series #69BM1 Interests pursuant to this Offering (of which the Manager must own a minimum of 2% and may own a maximum of 10% at the Closing, but which the Manager may sell at any time after the Closing), for a maximum aggregate amount of $115,000.

Escrow Agent: Atlantic Capital Bank, N.A., a Georgia banking corporation.

Escrow: The subscription funds advanced by prospective Investors as part of the subscription process will be held in a non-interest bearing escrow account with Escrow Agent and will not be commingled with the operating account of the Series, until if and when there is a Closing with respect to that Investor.

When the Escrow Agent has received instructions from the Manager or the Broker that the Offering will close and the Investor’s subscription is to be accepted (either in whole or part), then the Escrow Agent shall disburse such Investor’s subscription proceeds in its possession to the account of the Series. Amounts paid to the Escrow Agent are categorized as Offering Expenses.

If the Offering is terminated without a Closing, or if a prospective Investor’s subscription is not accepted or is cut back due to oversubscription or otherwise, such amounts placed into escrow by prospective Investors will be returned promptly to them without interest.  Any costs and expenses associated with a terminated offering will be borne by the Manager.

Offering Period: The Closing of the Offering will occur on the earliest to occur of (i) the date subscriptions for the Maximum #69BM1 Interests have been accepted or (ii) a date determined by the Manager in its sole discretion, provided that subscriptions for the Minimum Series #69BM1 Interests have been accepted.  If the Closing has not occurred, the Offering shall be terminated upon (i) the date which is one year from the date this Offering Circular is qualified by the Commission which period may be extended by an additional six months by the Manager in its sole discretion, or (ii) any date on which the Manager elects to terminate the offering in its sole discretion.

Additional Investors: The Manager and its affiliates must purchase a portion of the Interests (a minimum of 2% and up to a maximum of 10%) offered hereunder upon the Closing of the Offering.  In addition, the Automobile Seller may purchase a portion of the Interests. The Manager may sell its Interests pursuant to this Offering Statement from time to time after the Closing of this Offering.

Use of proceeds: The proceeds received by the Series from the Offering will be applied in the following order of priority of payment:

(i) Brokerage Fee: A fee equal to 0.75% of the amount raised through this Offering (which excludes any Interests purchased by the Manager, its affiliates or the Automobile Sellers) paid to Cuttone as compensation for brokerage services;

(ii) Asset Cost of the Series Boss Mustang: Actual cost of the Series Boss Mustang paid to the Automobile Seller (which may have been paid off prior to the Offering through a loan to the Company), including any accrued interests under potential loans to the Company and through down-payments by the Manager to acquire the Asset prior to an Offering. In the case of the Offering for Series #69BM1 Interests the Series Boss Mustang was acquired prior to the Offering through a down-payment by the Manager and loan to the Company;

(iii) Offering Expenses: In general these costs include actual legal, accounting, escrow, underwriting, filing and compliance costs incurred by the Company in connection with the offering of a series of interests (and excludes ongoing costs described in Operating Expenses), as applicable, paid to legal advisors, brokerage, escrow, underwriters, printing and accounting firms, as the case may be. In the case of the Offering for Series #69BM1 Interests, the Manager has agreed to pay and not be reimbursed for Offering Expenses;

(iv) Acquisition Expenses: In general, these include costs associated with the evaluation, discovery, investigation, development and acquisition of a collectible automobile. In the case of the Series Boss Mustang these costs include transportation, registration and pre-purchase inspection costs; and

(v) Sourcing Fee to the Manager: A fee not to exceed $3,828 paid to the Manager as compensation for identifying and managing the acquisition of the Series Boss Mustang.

The Manager bears all expenses related to items (iii) and (iv) above on behalf of the Series and is reimbursed by the Series through the proceeds of a successful offering. In addition, the Manager or an affiliate may loan the Company or the Series the funds required to pay any costs identified in item (ii), which will be reimbursed through the proceeds of a successful offering or refunded if an offering is aborted. Any loans made under item (ii), other than down-payments, accrue interest at the Applicable Federal Rate (as defined in the Internal Revenue Code), which was 0.66% as of October 2016, the time of the loan for the acquisition of the Series Boss Mustang.  See “Use of Proceeds” and “Plan of Distribution and Subscription Procedure – Fees and Expenses” sections for further details.

Operating expenses: “Operating Expenses” are costs and expenses attributable to the activities of the Series (collectively, “Operating Expenses”) including:

• costs incurred in managing the Underlying Asset, including, but not limited to storage, maintenance and transportation costs (other than transportation costs described in Acquisition Expenses);

• costs incurred in preparing any reports and accounts of the Series, including any tax filings and any annual audit of the accounts of the Series (if applicable) or costs payable to any third party registrar or transfer agent and any reports to be filed with the Commission including periodic reports on Forms 1-K, 1-SA and 1-U;

• any indemnification payments; and

• any and all insurance premiums or expenses in connection with the Underlying Asset, including insurance required for utilization at and transportation of the Underlying Asset to events under Membership Experience Programs (as described in “Description of the Business – Business of the Company”) (excluding any insurance taken out by a corporate sponsor or individual paying to showcase an asset at an event but including, if obtained, directors and officers insurance of the directors and officers of the Manager or the Asset Manager).

The Manager has agreed to pay and not be reimbursed for Operating Expenses incurred prior to the Closing. Operating Expenses incurred post-Closing shall be the responsibility of the Series.  However, if the Operating Expenses exceed the amount of revenues generated from the Underlying Asset, the Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the Series, on which the Manager may impose a reasonable rate of interest, which shall not be lower than the Applicable Federal Rate (as defined in the Internal Revenue Code), and be entitled to reimbursement of such amount from future revenues generated by the Series Boss Mustang (“Operating Expenses Reimbursement Obligation(s)”), and/or (c) issue additional Interests in order to cover such additional amounts.

We do not anticipate that the Series will generate any revenues in 2017 and expect the Series to either incur Operating Expenses Reimbursement Obligations or that the Manager pays such Operating Expenses incurred and will not seek reimbursement.  See discussion of “Description of the Business – Operating Expenses” for additional information.

Further issuance of

Interests:  A further issuance of Interests of the Series may be made in the event the Operating Expenses exceed the income generated from the Underlying Asset and any cash reserves and the Company does not take out sufficient amounts under the Operating Expenses Reimbursement Obligation to pay such excess Operating Expenses, nor does the Manager pay such amounts and does not seek reimbursement.

Asset Manager: RSE Markets, Inc. will serve as the asset manager responsible for managing the Series Boss Mustang as described in the Asset Management Agreement.

Free Cash Flow:  The net income (as determined under U.S. generally accepted accounting principles (“GAAP”)) generated by the Series plus any change in net working capital and depreciation and amortization (and any other non-cash Operating Expenses) and less any capital expenditures related to the Underlying Asset.  The Manager may maintain Free Cash Flow funds in a deposit account or an investment account for the benefit of the Series.

Management Fee: As compensation for the services provided by the Asset Manager under the Asset Management Agreement, the Asset Manager will be paid a semi-annual fee equal to 50% of any Free Cash Flow generated by the Series.  The Management Fee will only become due and payable if there is sufficient Free Cash Flow to distribute as described in Distribution Rights below.  For tax and accounting purposes the Management Fee will be accounted for as an expense on the books of the Series.

Distribution Rights: The Manager has sole discretion in determining what distributions of Free Cash Flow, if any, are made to Interest Holders of the Series of Interests. Any Free Cash Flow generated by the Series of Interests from the utilization of the Underlying Asset shall be applied within the Series of Interests in the following order of priority:

• repay any amounts outstanding under Operating Expenses Reimbursement Obligations plus accrued interest;

• thereafter to create such reserves as the Manager deems necessary, in its sole discretion, to meet future Operating Expenses; and;

• thereafter, 50% (net of corporate income taxes applicable to the Series of Interests) by way of distribution to the Interest Holders of the Series of Interests, which may include the Automobile Sellers (as defined below) of the Underlying Asset or the Manager or any of its affiliates, and;

• 50% to the Asset Manager in payment of the Management Fee.

Timing of Distributions: The Manager may make semi-annual distributions of Free Cash Flow remaining to Interest Holders subject to it having the right, in its sole discretion, to withhold distributions including the Management Fee in order to meet anticipated costs and liabilities of the Series.  The Manager may change the timing of potential distributions in its sole discretion.

Fiduciary Duties: The Manager may not be liable to the Company, any series or the Investors for errors in judgment or other acts or omissions not amounting to willful misconduct or gross negligence, since provision has been made in the Operating Agreement for exculpation of the Manager. Therefore, Investors have a more limited right of action than they would have absent the limitation in the Operating Agreement.

Indemnification: None of the Manager, nor any current or former directors, officers, employees, partners, shareholders, members, controlling persons, agents or independent contractors of the Manager, members of the Advisory Board, nor persons acting at the request of the Company or any series in certain capacities with respect to other entities (collectively, the “Indemnified Parties”) will be liable to the Company, the Series, any Interest Holders for any act or omission taken by the Indemnified Parties in connection with the business of the Company or a series of interests that has not been determined in a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

The Company or, where relevant, the Series will indemnify the Indemnified Parties out of its assets against all liabilities and losses (including amounts paid in respect of judgments, fines, penalties or settlement of litigation, including legal fees and expenses) to which they become subject by virtue of serving as Indemnified Parties with respect to any act or omission that has not been determined by a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence. Unless attributable to a specific series of interests or a specific underlying asset, the costs of meeting any indemnification will be allocated pro rata across each of series of interests based on the value of each underlying asset.

Transfers: The Manager may refuse a transfer by an Interest Holder of its Interest(s) if such transfer would result in (a) there being more than 2,000 beneficial owners in the Series or more than 500 beneficial owners that are not “accredited investors”, (b) the assets of the Series being deemed “plan assets” for purposes of ERISA, (c) such Interest Holder holding in excess of 19.9% of the Series, (d) result in a change of U.S. federal income tax treatment of the Company and/or the Series, or (e) the Company, the Series of Interests or the Manager being subject to additional regulatory requirements. Furthermore, as the Interests are not registered under the Securities Act of 1933, as amended (the “Securities Act”), transfers of Interests may only be effected pursuant to exemptions under the Securities Act and permitted by applicable state securities laws.  See “Description of Interests Offered – Transfer Restrictions” for more information.

Governing law: The Company and the Operating Agreement will be governed by Delaware law and any dispute in relation to the Company and the Operating Agreement is subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware.  If an Interest Holder were to bring a claim against the Company or the Manager pursuant to the Operating Agreement, it would be required to do so in the Delaware Court of Chancery.

RISK FACTORS

The Interests offered hereby are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose their entire investment. There can be no assurance that the Company’s investment objectives will be achieved or that a secondary market would ever develop for the Interests, whether via the Rally Rd.™ Platform, via third party registered broker-dealers or otherwise. The risks described in this section should not be considered an exhaustive list of the risks that prospective Investors should consider before investing in the Interests. Prospective Investors should obtain their own legal and tax advice prior to making an investment in the Interests and should be aware that an investment in the Interests may be exposed to other risks of an exceptional nature from time to time. The following considerations are among those that should be carefully evaluated before making an investment in the Interests.

Risks relating to the structure, operation and performance of the Company

An investment in the Offering constitutes only an investment in the Series and not in the Company or the Underlying Asset.

A purchase of Interests in the Series does not constitute an investment in either the Company or the Underlying Asset directly.  This results in limited voting rights of the Investor, which are solely related to the Series.  Investors will have voting rights only with respect to certain matters, primarily relating to amendments to the Operating Agreement that would adversely change the rights of the interests and removal of the Manager for “cause”.  The Manager and the Asset Manager thus retain significant control over the management of the Company and the Underlying Asset.  Furthermore, because the Interests in the Series do not constitute an investment in the Company as a whole, holders of the Interests in the Series will not receive any economic benefit from, or be subject to the liabilities of, the assets of any other Series of Interest.  In addition, the economic interest of a holder in the Series will not be identical to owning a direct undivided interest in the underlying Series Asset because, among other things, the Series will be required to pay corporate taxes before distributions are made to the holders, and the Asset Manager will receive a fee in respect of its management of the Series Asset.

There is currently no public trading market for our securities.

There is currently no public trading market for our Interests, and an active market may not develop or be sustained.  If an active public trading market for our securities does not develop or is not sustained, it may be difficult or impossible for you to resell your shares at any price.  Even if a public market does develop, the market price could decline below the amount you paid for your shares.

There may be state law restrictions on an Investor’s ability to sell the Interests.

Each state has its own securities laws, often called “blue sky” laws, which (1) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration and (2) govern the reporting requirements for broker-dealers and stock brokers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration. Also, the broker must be registered in that state. We do not know whether our securities will be registered, or exempt, under the laws of any states. A determination regarding registration will be made by the broker-dealers, if any, who agree to serve as the market-makers for our Interests. There may be significant state blue sky law restrictions on the ability of Investors to sell, and on purchasers to buy, our Interests. Investors should consider the resale market for our securities to be limited. Investors may be unable to resell their securities, or they may be unable to resell them without the significant expense of state registration or qualification.

Lack of operating history.

The Company and the Series of Interests were recently formed and have not generated any revenues and have no operating history upon which prospective Investors may evaluate their performance. No guarantee can be given that the Company and the Series of Interests will achieve their investment objectives, the value of the Underlying Asset will increase or the Underlying Asset will be successfully monetized.

Limited Investor appetite.

Due to the start-up nature of the Company, there can be no guarantee that the Company will reach its funding target from potential Investors with respect to the Series #69BM1 Interests or future proposed series of interests. In the event the Company does not reach a funding target, it may not be able to achieve its investment objectives by acquiring additional underlying assets through the issuance of further series of interests and monetizing them together with the Series Boss Mustang to generate distributions for Investors. In addition, if the Company is unable to raise funding for additional series of interests, this may impact any investors already holding interests as they will not see the benefits which arise from economies of scale following the acquisition by other series of interests of additional underlying assets and other monetization opportunities (e.g., hosting events with the collection of underlying assets).

There are few, if any, businesses that have pursued a strategy or investment objective similar to the Company’s.

We do not believe that any other company crowd funds collectible automobiles or proposes to run a platform for crowd funding of interests in collectible automobiles. The Company and the Interests may not gain market acceptance from potential Investors, potential Automobile Sellers or service providers within the collectible automobile industry, including insurance companies, storage facilities or maintenance partners. This could result in an inability of the Manager to operate the Underlying Asset profitably. This could impact the issuance of further series of interests and additional underlying assets being acquired by the Company. This would further inhibit market acceptance of the Company and if the Company does not acquire any additional underlying assets, Investors would not receive any benefits which arise from economies of scale (such as reduction in storage costs as a large number of underlying assets are stored at the same facility, group discounts on automobile insurance and the ability to monetize underlying assets through collectible automobile museums or other Membership Experience Programs, as described below, that would require the Company to own a substantial number of underlying assets).

Offering amount exceeds value of Underlying Asset.

The size of this Offering will exceed the purchase price of the Underlying Asset as at the date of such Offering (as the proceeds of the Offering in excess of the purchase price of the Underlying Asset will be used to pay fees, costs and expenses incurred in making this Offering and acquiring the Underlying Asset). If the Underlying Asset had to be sold and there has not been substantial appreciation of the Underlying Asset prior to such sale, there may not be sufficient proceeds from the sale of the Underlying Asset to repay Investors the amount of their initial investment (after first paying off any liabilities on the automobile at the time of the sale including but not limited to any outstanding Operating Expenses Reimbursement Obligation) or any additional profits in excess of this amount.

Excess Operating Expenses

Operating Expenses incurred post-Closing shall be the responsibility of the Series.  However, if the Operating Expenses exceed the amount of revenues generated from the Underlying Asset, the Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the Series, on which the Manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by the Series Boss Mustang (“Operating Expenses Reimbursement Obligation(s)”), and/or (c) issue additional Interests in order to cover such additional amounts.

If there is an Operating Expenses Reimbursement Obligation, this reimbursable amount between related parties would be taken out of the Free Cash Flow generated by the Series and could reduce the amount of any future distributions payable to Investors. If additional Series #69BM1 Interests are issued, this would dilute the current value of the Interests held by existing Investors and the amount of any future distributions payable to such existing Investors.

Reliance on the Manager and its personnel.

The successful operation of the Company (and therefore, the success of the Interests) is in part dependent on the ability of the Manager (including in its capacity as the Asset Manager) to source, acquire and manage the underlying assets. As the Manager has only been in existence since April 2016 and is an early-stage startup company, it has no significant operating history within the automobile sector, which evidences its ability to source, acquire, manage and utilize the underlying assets.

The success of the Company (and therefore, the Interests) will be highly dependent on the expertise and performance of the Manager and its team, its expert network and other investment professionals (which include third party experts) to source, acquire and manage the underlying assets. There can be no assurance that these individuals will continue to be associated with the Manager or the Asset Manager. The loss of the services of one or more of these individuals could have a material adverse effect on the underlying assets, in particular, their ongoing management and use to support the investment of the Interest Holders.

Furthermore, the success of the Company and the value of the Interests is dependent on there being critical mass from the market for the Interests and also the Company being able to acquire a number of underlying assets in multiple series of interests so that the Investors can benefit from economies of scale which arise from holding more than one underlying asset (e.g., a reduction in transport costs if a large number of underlying assets are transported at the same time). In the event that the Company is unable to source additional underlying assets due to, for example, competition for such underlying assets or lack of underlying assets available in the marketplace, then this could materially impact the success of the Company and its objectives of acquiring additional underlying assets through the issuance of further series of interests and monetizing them together with the Series Boss Mustang at the Membership Experience Programs to generate distributions for Investors.

Liability of investors between series of interests.

The Company is structured as a Delaware series limited liability company that issues different series of interests for each underlying asset. Each series of interest, including the Series #69BM1 Interest, will merely be a separate series and not a separate legal entity. Under the Delaware Limited Liability Company Act (the “LLC Act”), if certain conditions (as set forth in Section 18-215(b) of the LLC Act) are met, the liability of investors holding one series of interests is segregated from the liability of investors holding another series of interests and the assets of one series of interests are not available to satisfy the liabilities of other series of interests.  Although this limitation of liability is recognized by the courts of Delaware, there is no guarantee that if challenged in the courts of another U.S. State or a foreign jurisdiction, such courts will uphold a similar interpretation of Delaware corporation law, and in the past certain jurisdictions have not honored such interpretation. If the Company’s series limited liability company structure is not respected, then Investors may have to share any liabilities of the Company with all investors and not just those who hold the same series of interests as them. Furthermore, while we intend to maintain separate and distinct records for each series of interests and account for them separately and otherwise meet the requirements of the LLC Act, it is possible a court could conclude that the methods used did not satisfy Section 18-215(b) of the LLC Act and thus potentially expose the assets of Series #69BM1 to the liabilities of another series of interests.  The consequence of this is that Investors may have to bear higher than anticipated expenses which would adversely affect the value of their Interests or the likelihood of any distributions being made by the Series to the Investors. In addition, we are not aware of any court case that has tested the limitations on inter-series liability provided by Section 18-215(b) in federal bankruptcy courts and it is possible that a bankruptcy court could determine that the assets of one series of interests should be applied to meet the liabilities of the other series of interests or the liabilities of the Company generally where the assets of such other series of interests or of the Company generally are insufficient to meet our liabilities.

If any fees, costs and expenses of the Company are not allocable to a specific series of interests, they will be borne proportionately across all of the series of interests.  Although the Manager will allocate fees, costs and expenses acting reasonably and in accordance with its allocation policy (see “Description of the Business – Allocations of Expenses” section), there may be situations where it is difficult to allocate fees, costs and expenses to a specific series of interests and therefore, there is a risk that a series of interests may bear a proportion of the fees, costs and expenses for a service or product for which another series of interests received a disproportionately high benefit.

Potential breach of the security measures of the Rally Rd.™ Platform.

The highly automated nature of the Rally Rd.™ Platform through which potential investors acquire or transfer interests may make it an attractive target and potentially vulnerable to cyber-attacks, computer viruses, physical or electronic break-ins or similar disruptions. The Rally Rd.™ Platform processes certain confidential information about investors, the Automobile Sellers and the underlying assets. While we intend to take commercially reasonable measures to protect our confidential information and maintain appropriate cybersecurity, the security measures of the Rally Rd.™ Platform, the Company, the Manager or the Company’s service providers (including Cuttone) could be breached. Any accidental or willful security breaches or other unauthorized access to the Rally Rd.™ Platform could cause confidential information to be stolen and used for criminal purposes or have other harmful effects. Security breaches or unauthorized access to confidential information could also expose the Company to liability related to the loss of the information, time-consuming and expensive litigation and negative publicity, or loss of the proprietary nature of the Manager’s and the Company’s trade secrets. If security measures are breached because of third-party action, employee error, malfeasance or otherwise, or if design flaws in the Rally Rd.™ Platform software are exposed and exploited, the relationships between the Company, investors, users and the Automobile Sellers could be severely damaged, and the Company or the Manager could incur significant liability or have their attention significantly diverted from utilization of the underlying assets, which could have a material negative impact on the value of interests or the potential for distributions to be made on the interests.

Because techniques used to sabotage or obtain unauthorized access to systems change frequently and generally are not recognized until they are launched against a target, the Company, the third party hosting used by the Rally Rd.™ Platform and other third-party service providers may be unable to anticipate these techniques or to implement adequate preventative measures. In addition, federal regulators and many federal and state laws and regulations require companies to notify individuals of data security breaches involving their personal data. These mandatory disclosures regarding a security breach are costly to implement and often lead to widespread negative publicity, which may cause investors, the Automobile Sellers or service providers within the industry, including insurance companies, to lose confidence in the effectiveness of the secure nature of the Rally Rd.™ Platform. Any security breach, whether actual or perceived, would harm the reputation of the Company and the Rally Rd.™ Platform and the Company could lose investors and the Automobile Sellers. This would impair the ability of the Company to achieve its objectives of acquiring additional underlying assets through the issuance of further series of interests and monetizing them together with the Series Boss Mustang at the Membership Experience Programs.

Use of broker to facilitate liquidity

The Manager may arrange for some of the Interests it holds in a specific series of interests to be sold by a broker pursuant to a “10b5-1 trading plan”. There is a risk that this may result in too many interests being available for resale and the price of the relevant series of interests decreasing as supply outweighs demand.

Risks relating to the Offering

We are offering our Interests pursuant to recent amendments to Regulation A promulgated pursuant to the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and we cannot be certain if the reduced disclosure requirements applicable to Tier 2 issuers will make our Interests less attractive to investors as compared to a traditional initial public offering.

As a Tier 2 issuer, we will be subject to scaled disclosure and reporting requirements which may make an investment in our Interests less attractive to investors who are accustomed to enhanced disclosure and more frequent financial reporting. In addition, given the relative lack of regulatory precedence regarding the recent amendments to Regulation A, there is a significant amount of regulatory uncertainty in regards to how the Commission or the individual state securities regulators will regulate both the offer and sale of our securities, as well as any ongoing compliance that we may be subject to. If our scaled disclosure and reporting requirements, or regulatory uncertainty regarding Regulation A, reduces the attractiveness of the Interests, we may be unable to raise the funds necessary to fund future offerings, which could impair our ability to develop a diversified portfolio of collectible automobiles and create economies of scale, which may adversely affect the value of the Interests or the ability to make distributions to Investors.

There may be deficiencies with our internal controls that require improvements, and if we are unable to adequately evaluate internal controls, we may be subject to sanctions.

As a Tier 2 issuer, we will not need to provide a report on the effectiveness of our internal controls over financial reporting, and we will be exempt from the auditor attestation requirements concerning any such report so long as we are a Tier 2 issuer. We are in the process of evaluating whether our internal control procedures are effective and therefore there is a greater likelihood of undiscovered errors in our internal controls or reported financial statements as compared to issuers that have conducted such evaluations.

Impact of non-compliance with regulations.

The Series of Interests is being sold by Cuttone, which is a registered broker-dealer under the Securities Exchange Act of 1934 (the “Exchange Act”) and will be registered in each state where the Offering and sale of the Series of Interest will occur prior to the launch of the Offering. If a regulatory authority determines that the Manager, who is not a registered broker-dealer under the Exchange Act or any state securities laws, has itself engaged in brokerage activities, the Manager may need to stop operating and therefore, the Company will not have an entity managing the Underlying Asset. In addition, if the Manager is required to register as a ‘broker-dealer’, there is a risk that any series of interests offered and sold while the Manager was not registered may be subject to a right of rescission, which may result in the early termination of the Series of Interests.

Furthermore, the Company is not registered and will not be registered as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the Manager is not registered and will not be registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”) and the Series #69BM1 Interests does not have the benefit of the protections of the Investment Company Act or the Investment Advisers Act.  The Company and the Manager have taken the position that the underlying assets are not “securities” within the meaning of the of the Investment Company Act or the Investment Advisers Act, and thus the Company’s assets will comprise of less than 40% investment securities under the Investment Company Act and the Manager is not advising with respect to securities under the Investment Advisers Act.  This position, however, is based upon applicable case law that is inherently subject to judgments and interpretation.  If the Company were to be required to register under the Investment Company Act or the Manager were to be required to register under the Investment Advisers Act, it could have a material and adverse impact on the results of operations and expenses of Series #69BM1 or any other series of interests and the Manager may be forced to liquidate and wind up Series #69BM1 or rescind the Offering of the Series #69BM1 Interests or the offering for any other series of interests.

Possible Changes in Federal Tax Laws.

The Code is subject to change by Congress, and interpretations of the Code may be modified or affected by judicial decisions, by the Treasury Department through changes in regulations and by the Internal Revenue Service through its audit policy, announcements, and published and private rulings. Although significant changes to the tax laws historically have been given prospective application, no assurance can be given that any changes made in the tax law affecting an investment in any series of interest of the Company would be limited to prospective effect. Accordingly, the ultimate effect on an Investor’s tax situation may be governed by laws, regulations or interpretations of laws or regulations which have not yet been proposed, passed or made, as the case may be.

Risks specific to the collectible automobile industry

Potential negative changes within the collectible automobile industry.

The collectible automobile industry is subject to various risks, including, but not limited to, currency fluctuations, changes in tax rates, consumer confidence and brand exposure, as well as risks associated with the automobile industry in general, including, but not limited to, economic downturns and volatile fuel prices as well as availability of desirable underlying assets. Changes in the collectible automobile industry could have a material and adverse effect upon the Company’s ability to achieve its investment objectives by acquiring additional underlying assets through the issuance of further series of interests and monetizing them together with the Series Boss Mustang at the Membership Experience Programs to generate distributions for Investors.

Lack of Diversification.

It is not anticipated that Series #69BM1 would own any assets other than the Series Boss Mustang, plus potential cash reserves for maintenance, storage, insurance and other expenses pertaining to the Series Boss Mustang and amounts earned by Series #69BM1 from the monetization of the Series Boss Mustang. Investors looking for diversification will have to create their own diversified portfolio by investing in other opportunities in addition to the Series #69BM1.

Industry concentration and general downturn in industry.

Given the concentrated nature of the underlying assets (i.e., only collectible automobiles) any downturn in the collectible automobiles industry is likely to impact the value of the underlying assets, and consequently the value of the Interests. Furthermore, as collectable automobiles are a collectible item, the value of such collectable automobiles may be impacted if an economic downturn occurs and there is less disposable income for individuals to invest in products such as collectable automobiles. In the event of a downturn in the industry, the value of the underlying assets is likely to decrease.

Volatile demand for collectible goods, including collectible automobiles.

Volatility of demand for luxury goods as evidenced by the S&P Global Luxury index, in particular high value collectible automobiles, may adversely affect a series of interests’ ability to achieve its investment purpose. The collectible automobile market has been subject to volatility in demand in recent periods, particularly around certain categories of assets and investor tastes (ex. American muscle cars). Demand for high value collectible automobiles depends to a large extent on general, economic, political and social conditions in a given market as well as the tastes of the collectible automobile and enthusiast community resulting in changes of which automobile brands and models are most sought after. Demand for collectible automobiles may also be affected by factors directly impacting automobile prices or the cost of purchasing and operating automobiles, such as the availability and cost of financing, prices of parts and components, insurance, storage, transport, fuel costs and governmental regulations, including tariffs, import regulation and other taxes, including taxes on collectible goods, resulting in limitations to the use of collectible automobiles or collectible goods more generally. Volatility in demand may lead to volatility in the value of collectible automobiles, which may result in further downward price pressure and adversely affect the Company’s ability to achieve its objective of acquiring additional underlying assets through the issuance of further series of interests and monetizing them together with the Series Boss Mustang at the Membership Experience Programs to generate distributions for Investors. In addition, the lack of demand may reduce any further issuance of series of interests and acquisition of more underlying assets, thus limiting the benefits the Investors already holding series of interests could receive from there being economies of scale (e.g., cheaper insurance due to a number of underlying assets requiring insurance) and other monetization opportunities (e.g., hosting car shows with the collection of underlying assets). These effects may have a more pronounced impact given the limited number of underlying assets held by the Company in the short-term.

Difficulties in determining the value of the underlying assets.

As explained in the “Description of the Business” section, collectible automobiles are difficult to value and it is hoped the Rally Rd.™ Platform will create a market by which the Interests (and, indirectly, the underlying assets) may be more accurately valued due to the creation of a larger market for collectible automobiles than exists from current means. Until the Rally Rd.™ Platform has created such a market, valuations of the underlying assets will be based upon the subjective approach taken by the members of the Manager’s expert network and members of the Advisory Board, valuation experts appointed by the Automobile Seller or other data provided by third parties (e.g., auction results, accident records and previous sales history). The Manager sources data from reputable valuation providers in the industry, including but not limited to the Hagerty Group (“Hagerty”), Kidston, HAGI, NADA, HI-BID and others; however, it may rely on the accuracy of the underlying data without any means of detailed verification.  Consequently, valuations may be uncertain.

The value of the underlying assets and, consequently, the value of an Investor’s Interests can go down as well as up. Valuations are not guarantees of realizable price, do not necessarily represent the price at which the Interests may be sold on the Rally Rd.™ Platform and the value of the underlying assets may be materially affected by a number of factors outside the control of the Company, including, any volatility in the economic markets, the condition of the underlying assets and physical matters arising from the state of their repair and condition.

Risks relating to the Underlying Asset

Potential loss of or damage to the Underlying Asset.

The Underlying Asset may be lost or damaged by causes beyond the Company’s reasonable control when in storage or on display. There is also a possibility that the Underlying Asset could be lost or damaged at Membership Experience Programs. Any damage to the Underlying Asset or other liability incurred as a result of participation in these programs, including personal injury to participants, could adversely impact the value of the Underlying Asset or adversely increase the liabilities or Operating Expenses of its related Series of Interests.  Further, when the Underlying Asset has been purchased, it will be necessary to transport it to the Manager’s preferred storage location or as required to participate in Membership Experience Programs. The Underlying Asset may be lost or damaged in transit, and transportation, insurance or other expenses may be higher than anticipated due to the locations of particular events. Although we intend for the Underlying Asset to be insured at replacement cost (subject to policy terms and conditions), in the event of any claims against such insurance policies, there can be no guarantee that any losses or costs will be reimbursed, that the Underlying Asset can be replaced on a like-for-like basis or that any insurance proceeds would be sufficient to pay the full market value  (after paying for any outstanding liabilities including, but not limited to any outstanding balances under Operating Expenses Reimbursement Obligations), if any, of the Interests.  In the event that damage is caused to the Underlying Asset, this will impact the value of the Underlying Asset, and consequently, the Interests related to the Underlying Asset, as well as the likelihood of any distributions being made by the Company to the Investors.

In addition, at a future date, the Manager may decide to expand the Membership Experience Programs to include models where individual investors may be able to become the caretaker of underlying assets including potentially the Series Boss Mustang, for a certain period of time for an appropriate fee, assuming that the Manager believes that such models are expected to result in higher overall financial returns for all investors in the underlying assets used in such models. The feasibility from an insurance, safety, technological and financial perspective of such models has not yet been analyzed, but may significantly increase the risk profile and the chance for loss of or damage to the Underlying Asset if utilized in such models.

Competition in the collectible automobile industry from other business models.

There is potentially significant competition for the underlying assets from many different market participants. While the majority of transactions continue to be peer-to-peer with very limited public information, other market players such as collectible automobile dealers and auction houses continue to play an increasing role. In addition, the underlying market is being driven by the increasing number of widely popular collectible automobile TV shows, including Jay Leno’s Garage, Wayne Carini’s Chasing Classic Cars and Mike Brewer’s and Edward China’s Wheeler Dealers. This competition may impact the liquidity of the Interests, as it is dependent on the Company acquiring attractive and desirable underlying assets to ensure that there is an appetite of potential investors for the Interests. In addition, there are companies that are developing crowd funding models for other alternative asset classes such as art or wine, who may decide to enter the collectible automobile market as well.

Potentially high storage, maintenance and insurance costs for the underlying assets.

In order to protect and care for the underlying assets, the Manager must ensure adequate storage facilities, maintenance work and insurance coverage. The cost of care may vary from year to year depending on the amount of maintenance performed on a particular underlying asset, changes in the insurance rates for covering the underlying assets and changes in the cost of storage for the underlying assets.  It is anticipated that as the Company acquires more underlying assets, the Manager may be able to negotiate a discount on the costs of storage, maintenance and insurance due to economies of scale. These reductions are dependent on the Company acquiring a number of underlying assets and service providers being willing to negotiate volume discounts and, therefore, are not guaranteed.

If costs turn out to be higher than expected, this would impact the value of the Interests related to the Underlying Asset, the amount of distributions made to Investors holding the Interests, on potential proceeds from a sale of the Underlying Asset (if ever), and any capital proceeds returned to Investors after paying for any outstanding liabilities, including, but not limited to any outstanding balances under Operating Expenses Reimbursement

Obligation. See “Lack of distributions and return of capital” section also for further details of the impact of these costs on returns to Investors.

Refurbishment and inability to source original parts.

Although the Company does not intend to undertake refurbishment of the Series Boss Mustang, there may be situations in the future that it is required to do so (e.g., due to natural wear and tear and through the use of such Series Boss Mustang at Membership Experience Programs). Where it does so, it will be dependent on the performance of third party contractors and sub-contractors and may be exposed to the risks that a project will not be completed within budget, within the agreed timeframe or to the agreed specifications. While the Company will seek to mitigate its exposure by negotiating appropriate contracts, including appropriate warranty protection, any failure on the part of a contractor to perform its obligations could adversely impact the value of the Underlying Asset and therefore, the value of the Interests related to the Underlying Asset.

In addition, the successful refurbishment of the collectible automobiles may be dependent on sourcing replacement original and authentic parts. Original parts for collectible automobiles are rare and in high demand and therefore, at risk of being imitated. There is no guarantee that any parts sourced for the Underlying Asset will be authentic (e.g., not a counterfeit). If such parts cannot be sourced or, those parts that are sourced are not authentic, the value of the Underlying Asset and therefore, the value of the Interests related to the Underlying Asset, may be materially adversely affected.  Furthermore, if the Underlying Asset is damaged, we may be unable to source original and authentic parts for the Underlying Asset, and the use of non-original and authentic parts may decrease the value of the Underlying Asset.

Insurance may not cover all losses.

Insurance of the Underlying Asset may not cover all losses. There are certain types of losses, generally of a catastrophic nature, such as earthquakes, floods, hurricanes, terrorism or acts of war that may be uninsurable or not economically insurable. Inflation, environmental considerations and other factors, including terrorism or acts of war, also might make insurance proceeds insufficient to repair or replace an asset if it is damaged or destroyed. Under such circumstances, the insurance proceeds received might not be adequate to restore the Company’s economic position with respect to any affected underlying assets. Furthermore, the series of interests related to such affected underlying assets would bear the expense of the payment of any deductible.  Any uninsured loss could result in both loss of cash flow from and the value of the affected underlying assets and, consequently, the series of interests that relate to such underlying assets.

Third party liability.

The Series of Interests will assume all of the ownership risks attached to its Underlying Asset, including third party liability risks.  Therefore, the Series of Interests may be liable to a third party for any loss or damages incurred by it in connection with the Underlying Asset.  This would be a loss to the Company and therefore deductible from any income or capital proceeds payable in respect of such Series of Interests from the Underlying Asset, in turn adversely affecting the value of the Series of Interests to which the Underlying Asset relates and the likelihood of any distributions being made by the Company.

Dependence on the brand of the manufacturer of underlying assets.

The underlying assets will comprise of automobiles from a very wide variety of manufacturers, many of which are still in operation today. The demand for the underlying assets, and therefore, each series of interests, may be influenced by the general perception of the automobiles that manufacturers are producing today. In addition, the manufacturers’ business practices may result in the image and value of automobiles produced by certain manufacturers being damaged. This in turn may have a negative impact on the underlying assets made by such manufacturers and in particular, the value of the underlying assets and consequently, the value of the series of interests that relate to such underlying assets.

Dependence of an underlying asset on prior user or association.

The value of an underlying asset may be connected with its prior use by, or association with, a certain person or group or in connection with certain pop culture events or films. In the event that such person or group loses public affection, then this may adversely impact the value of the underlying asset and therefore, the series of interests that relate to such underlying asset.

Title or authenticity claims on an underlying asset.

There is no guarantee that an underlying asset will be free of any claims regarding title and authenticity (e.g., counterfeit or previously stolen collectible automobiles or parts), or that such claims may arise after acquisition of an underlying asset by a series of interests. The Company may not have complete ownership history or maintenance records for a underlying asset. In particular, the Company does not have the complete ownership history of the Series Boss Mustang from the original sale of the vehicle in 1969 to the purchase of the Series Boss Mustang by the Company in 2016. In the event of a title or authenticity claim against the Company, the Company may not have recourse against the Automobile Seller or the benefit of insurance and the value of the Underlying Asset and the Series of Interests that relate to the Underlying Asset, may be diminished.

Forced sale of the Underlying Asset.

The Company may be forced to sell the Underlying Asset (e.g., upon the bankruptcy of the Manager) and such a sale may occur at an inopportune time or at a lower value than when the Underlying Asset was first acquired or at a lower price than the aggregate of costs, fees and expenses used to purchase the Underlying Asset. In addition there may be liabilities related to the Underlying Asset, including, but not limited to Operating Expenses Reimbursement Obligations on the balance sheet of the Underlying Asset at the time of a forced sale, which would be paid off prior to Investors receiving any distributions from a sale. In such circumstances, the capital proceeds obtained for the Underlying Asset, and therefore, the return available to Investors of the Series of Interests which relate to the Underlying Asset, may be lower than could have been obtained if the Underlying Asset continued to be held by the Company and sold at a later date.

Lack of distributions and return of capital.

Each series of interests’ revenues are expected to be primarily derived from the use of its underlying asset in Membership Experience Programs including track-day events, “museum” style locations to visit assets and asset sponsorship models.  Membership Experience Programs have not been proven with respect to the Company and there can be no assurance that Membership Experience Programs will generate sufficient proceeds to cover fees, costs and expenses with respect to any series of interests.  In the event that the revenue in any given year does not cover the Operating Expenses of the underlying assets, the Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) provide a loan to the Company in the form of an Operating Expenses Reimbursement Obligation, on which the Manager may impose a reasonable rate of interest, and/or (c) issue additional Interests in order to cover such additional amounts.

Any amount paid to the Manager in satisfaction of an Operating Expenses Reimbursement Obligation would not be available to Investors as a distribution.  In the event additional interests are issued, investors holdings within such series of interests will be diluted or will receive a smaller portion of future revenues and the likelihood of investors in such series of interests receiving any distributions reduced. Furthermore, if a series of interests is dissolved, there is no guarantee that the proceeds from liquidation will be sufficient to repay the investors their initial investment or the market value, if any, of the interests at the time of liquidation.  See “Potentially high storage, maintenance and insurance costs for the underlying assets” for further details on the risks of escalating costs and expenses of the underlying assets.

Risks Related to Ownership of our Interests

Lack of voting rights.

The Manager has a unilateral ability to amend the Operating Agreement and the allocation policy in certain circumstances without the consent of the Investors and the Investors only have limited voting rights in respect of the

Series of Interests. Investors will therefore be subject to any amendments the Manager makes (if any) to the Operating Agreement and allocation policy and also any decision it takes in respect of the Company and the Series of Interests, which the Investors do not get a right to vote upon. Investors may not necessarily agree with such amendments or decisions and such amendments or decisions may not be in the best interests of all of the Investors as a whole but only a limited number.

Furthermore, the Manager can only be removed as manager of the Company and each series of interests in a very limited circumstance, following a non-appealable judgment of a court of competent jurisdiction to have committed fraud in connection with the Company or a series of interests. Investors would therefore not be able to remove the Manager merely because they did not agree, for example, with how the Manager was operating an underlying asset.

The offering price for the Interests determined by us may not necessarily bear any relationship to established valuation criteria such as earnings, book value or assets that may be agreed to between purchasers and sellers in private transactions or that may prevail in the market if and when our Interests can be traded publicly.

The price of the Interests was derived as a result of our negotiations with Automobile Seller based upon various factors including prevailing market conditions, our future prospects and our capital structure, as well as certain expenses incurred in connection with the Offering and the acquisition of the Underlying Asset. These prices do not necessarily accurately reflect the actual value of the Interests or the price that may be realized upon disposition of the Interests.

If a market ever develops for the Interests, the market price and trading volume of our Interests may be volatile.

If a market develops for the Interests, the market price of the Interests could fluctuate significantly for many reasons, including reasons unrelated to our performance, the Underlying Asset or the Series of Interests, such as reports by industry analysts, investor perceptions, or announcements by our competitors regarding their own performance, as well as general economic and industry conditions. For example, to the extent that other companies, whether large or small, within our industry experience declines in their share price, the value of Interests may decline as well.

In addition, fluctuations in operating results of a particular series of interest or the failure of operating results to meet the expectations of investors may negatively impact the price of our securities. Operating results may fluctuate in the future due to a variety of factors that could negatively affect revenues or expenses in any particular reporting period, including vulnerability of our business to a general economic downturn; changes in the laws that affect our operations; competition; compensation related expenses; application of accounting standards; seasonality; and our ability to obtain and maintain all necessary government certifications or licenses to conduct our business.

Funds from purchasers accompanying subscriptions for the Interests will not accrue interest while in escrow prior to admission of the subscriber as an Investor in the Series of Interests, if it occurs, in respect of such subscriptions.

The funds paid by purchasers for the Interests will be held in a non-interest bearing escrow account until the admission of the subscriber as an Investor in the Series of Interests, if it occurs, in respect of the applicable subscriptions. Purchasers may not have the use of such funds or receive interest thereon pending the completion of the Offering. No subscriptions will be accepted and Interests sold unless valid subscriptions for the Offering are received and accepted prior to the termination of the Offering Period. If we terminate the Offering prior to accepting a subscriber’s subscription, escrowed funds will be returned, without interest or deduction, to the proposed Investor.

POTENTIAL CONFLICTS OF INTEREST

We have identified the following conflicts of interest that may arise in connection with the Interests, in particular, in relation to the Company, the Manager and the underlying assets. The conflicts of interest described in this section should not be considered as an exhaustive list of the conflicts of interest that prospective Investors should consider before investing in the Interests.

Our Operating Agreement contains provisions that reduce or eliminate duties (including fiduciary duties) of the Manager.

Our Operating Agreement provides that the Manager, in exercising its rights in its capacity as the Manager, will be entitled to consider only such interests and factors as it desires, including its own interests, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting us or any of our investors and will not be subject to any different standards imposed by our operating agreement, the Delaware Limited Liability Company Act or under any other law, rule or regulation or in equity. These modifications of fiduciary duties are expressly permitted by Delaware law.

We do not have a conflicts of interest policy.

The Company, the Manager and their affiliates will try to balance the Company’s interests with their own.  However, to the extent that such parties take actions that are more favorable to other entities than the Company, these actions could have a negative impact on the Company’s financial performance and, consequently, on distributions to Investors and the value of the Interests.  The Company has not adopted, and does not intend to adopt in the future, either a conflicts of interest policy or a conflicts resolution policy.

Payments from the Company to the Manager, the Asset Manager and their respective employees or affiliates.

The Manager and the Asset Manager will engage with, on behalf of the Company, a number of brokers, dealers, Automobile Sellers, insurance companies, storage and maintenance providers and other service providers and thus may receive in-kind discounts, for example, free shipping or servicing.  In such circumstances, it is likely that these in-kind discounts may be retained for the benefit of the Manager or the Asset Manager and not the Company, or may apply disproportionately to other series of interests.  The Manager or the Asset Manager may be incentivized to choose a broker, dealer or Automobile Seller based on the benefits they are to receive or all series of interests collectively are to receive rather than that which is best for the Series of Interests.

Members of the expert network and the Advisory Board are often automobile dealers and brokers themselves and therefore will be incentivized to sell the Company their own collectible automobiles at potentially inflated market prices.

Members of the expert network and the Advisory Board may also be Investors, in particular, if they are holding Interests acquired as part of a sale of an underlying asset (i.e., as they were the Automobile Seller).  They may therefore promote their own self-interests when providing advice to the Manager or the Asset Manager regarding an underlying asset (e.g., by encouraging the liquidation of such underlying asset so they can receive a return in their capacity as an Investor).

In the event that the Operating Expenses exceed the revenue from the Underlying Asset and any cash reserves, the Manager has the option to cause the Series to incur an Operating Expenses Reimbursement Obligation to cover such excess. As interest may be payable on such loan, the Manager may be incentivized to cause the Series to incur an Operating Expenses Reimbursement Obligation to pay Operating Expenses rather than look elsewhere for additional sources of income or to repay any outstanding Operating Expenses Reimbursement Obligation as soon as possible rather than make distributions to Investors. The Manager may also choose to issue additional Interests to pay for Operating Expenses instead of causing the Company to incur an Operating Expenses Reimbursement Obligation, even if any interest payable by the Series of Interests on any Operating Expenses Reimbursement Obligation may be economically more beneficial to Interest Holders than the dilution incurred from the issuance of additional Interests.

Potential future brokerage activity.

Either the Manager or one of its affiliates may in the future register with the Commission as a broker-dealer in order to be able to facilitate liquidity in the Interests via the Rally Rd.™ Platform. The Manager, or its affiliates, may be entitled to receive fees based on volume of trading and volatility of the Interests on the Rally Rd.™ Platform and such fees may be in excess of what the Asset Manager receives via the Management Fee or the appreciation in the interests it holds in each series of interests.  Although an increased volume of trading and volatility will benefit Investors as it will assist in creating a market for those wishing to transfer their Interests, there is the potential that there is a divergence of interests between the Manager and those Investors, for instance, if the Underlying Asset does not appreciate in value, this will impact the price of the Interests, but may not adversely affect the profitability related to the brokerage activities of the Manager (i.e., the Manager would collect brokerage fees whether the price of the Underlying Asset increases or decreases).

Ownership of multiple series of interests.

The Manager or its affiliates will acquire interests in each series of interests for their own accounts and may transfer these interests, either directly or through brokers, via the Rally Rd.™ Platform.  Depending on the timing of the transfers, this could impact the interests held by the Investors (e.g., driving price down because of supply and demand and over availability of interests).  This ownership in each of the series of interests may result in a divergence of interests between the Manager and the Investors who only hold one or certain series of interests (e.g., the Manager or its affiliates, once registered as a broker-dealer with the Commission, may disproportionately market or promote a certain series of interests, in particular, where they are a significant owner, so that there will be more demand and an increase in the price of such series of interests).

Allocations of income and expenses as between series of interests.

The Manager may appoint a service provider to service the entire fleet of collectible automobiles that comprise the underlying assets (e.g., for insurance, storage, maintenance or media material creation).  Although appointing one service provider may reduce cost due to economies of scale, such service provider may not necessarily be the most appropriate for the Underlying Asset (e.g., it may have more experience in servicing a certain make of car whereas, the fleet may comprise of a number of different makes).  In such circumstances, the Manager would be conflicted from acting in the best interests of the underlying assets as a whole or the individual Underlying Asset.

There may be situations when it is challenging or impossible to accurately allocate income, costs and expenses to a specific series of interests and certain series of interests may get a disproportionate percentage of the cost or income, as applicable. In such circumstances, the Manager would be conflicted from acting in the best interests of the Company as a whole or the individual Series of Interests.  While we presently intend to allocate expenses as described in “Description of the Business – Allocations of Expenses”, the Manager has the right to change this allocation policy at any time without further notice to Investors.

Conflicting interests of the Manager, the Asset Manager and the Investors.

The Manager and the Asset Manager may receive sponsorship from car servicing providers to assist with the servicing of certain underlying assets.  In the event that sponsorship is not obtained for the servicing of an underlying asset, the investors who hold interests connected to the underlying asset requiring servicing would bear the cost of the fees. The Manager or the Asset Manager may in these circumstances, decide to carry out a different standard of service on the underlying asset to preserve the expenses which arise to the investors and therefore, the amount of Management Fee the Asset Manager receives.  The Manager or the Asset Manager may also choose to use certain service providers because they get benefits from giving them business, which do not accrue to the Investors.

The Manager will determine whether or not to liquidate the Underlying Asset, should an offer to acquire the whole Underlying Asset be received. As the Manager or its affiliates, once registered as a broker-dealer with the Commission, will receive fees on the trading volume in the Interests connected with an underlying asset, they may be incentivized not to realize such underlying asset even though Investors may prefer to receive the gains from any appreciation in value of such underlying asset. Furthermore, when determining to liquidate an underlying asset, the

Manager will do so considering all of the circumstances at the time, this may include obtaining a price for an underlying asset that is in the best interests of a substantial majority but not all of the Investors.

The Manager may be incentivized to use more popular underlying assets at Membership Experience Programs as this may generate higher Free Cash Flow to be distributed to the Manager and investors in the series associated with that particular underlying asset.  This may lead the Series Boss Mustang to generate lower distributions than the underlying assets of other series of interests.  The use of collectible automobiles at the Membership Experience Programs could increase the risk of the collectible automobiles getting damaged and could impact the value of the underlying asset and, as a result, the value of the related series of interests.  The Manager may therefore be conflicted when determining whether to use the collectible automobiles at the Membership Experience Programs to generate revenue or limit the potential of damage being caused to them.  Furthermore, the Manager may be incentivized to utilize underlying assets that help popularize the interests via the Rally Rd.TM Platform, which means of utilization may not generate as much immediate returns as other potential utilization methods.

The Manager has the ability to unilaterally amend the Operating Agreement and allocation policy. As the Manager is party, or subject, to these documents, it may be incentivized to amend them in a manner that is beneficial to it as manager of the Company or the Series or may amend it in a way that is not beneficial for all Investors. In addition, the Operating Agreement seeks to limit the fiduciary duties that the Manager owes to its Investors. Therefore, the Manager is permitted to act in its own best interests rather than the best interests of the Investors.  See “Description of the Interests Offered” for more information.

Fees for arranging events or monetization in addition to the Management Fee.

As the Manager will acquire a percentage of each series of interests, it may be incentivized to attempt to generate more earnings with those underlying assets owned by those series of interests in which it holds a greater stake.

Any profits generated from the Rally Rd.™ Platform (e.g., through advertising) and from issuing additional interest in underlying assets on the Rally Rd.™ Platform (e.g., Sourcing Fees) will be for the benefit of the Manager. In order to increase its revenue stream, the Manager may therefore be incentivized to issue additional series of interests and acquire more underlying assets rather than focus on monetizing any underlying assets already held by existing series of interests.

Conflicts between the Advisory Board and the Company.

The Operating Agreement of the Company provides that the resolution of any conflict of interest approved by the Advisory Board shall be deemed fair and reasonable to the Company and the Members and not a breach of any duty at law, in equity or otherwise.  As part of the remuneration package for Advisory Board members, they may receive an ownership stake in the Manager.  This may incentivize the Advisory Board members to make decisions in relation to the underlying assets that benefit the Manager rather than the Company.

As a number of the Advisory Board members are in the collectible automobile industry, they may seek to sell collectible automobiles to, acquire collectible automobiles from, or service collectible automobiles owed by, the Company.

Conflicts between the Legal Counsel, the Company and the RSE Parties.

The counsel of the Company is also counsel to the Manager and its affiliates (“Legal Counsel”), and may serve as counsel with respect to other series of interests (collectively, the “RSE Parties”).  Because Legal Counsel represents both the Company and the RSE Parties, certain conflicts of interest exist and may arise.  To the extent that an irreconcilable conflict develops between the Company and any of the RSE Parties, Legal Counsel may represent the RSE Parties and not the Company or the Series of Interests. Legal Counsel may, in the future, render services to the Company or the RSE Parties with respect to activities relating to the Company as well as other unrelated activities.  Legal Counsel is not representing any prospective Investors of the Series #69BM1 Interests in connection with this Offering and will not be representing the members of the Company other than the Manager, although the prospective

Investors may rely on the opinion of legality of Legal Counsel provided at Exhibit 12.1.  Prospective Investors are advised to consult their own independent counsel with respect to the other legal and tax implications of an investment in the Series #69BM1 Interests.

DILUTION

Dilution means a reduction in value, control or earnings of the Interests the Investor owns.  There will be no dilution to any Investors associated with the Offering. However, from time to time, additional Series #69BM1 Interests may be issued in order to raise capital to cover the Series’ ongoing operating expenses. See “Description of the Business – Operating Expenses” for further details.

The Manager must acquire a minimum of 2% and may acquire a maximum of 10% of the Interests in connection with this Offering (of which the Manager may sell all or any portion from time to time following the Closing of the Offering).  The Manager will pay the price per share offered to all other potential Investors hereunder.

USE OF PROCEEDS

We estimate that the gross proceeds of this Offering (including from Series #69BM1 Interests acquired by the Manager) will be approximately $115,000 assuming the full amount of this Offering is sold, and will be used as follows:

		Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Cash Portion of the Asset Cost		$102,395 (1)	89.04%
Brokerage Fee (assuming the Manager acquires 2% of Interests)		$845	0.74% (2)
Offering Expenses	None (3)	$0	0.00%
Acquisition Expenses (4)	Transport from Seller to incl. associated Insurance Warehouse	$2,100	1.83%
	Registration and other vehicle-related fees	$4,420	3.84%
	Pre-Purchase Inspection	$1,000	0.87%
	Estimated Interest on loan to the Company	$481	0.41%
Sourcing Fee (assuming the Manager acquires 2% of Interests)		$3,759	3.27%
Total Fees and Expenses		$12,605	10.96%
Total Proceeds		$115,000	100.00%

(1)  Consists of $5,000 down-payment by the Manager and a $97,395 loan made to the Company by an officer of the Manager.

(2) Calculation of Brokerage Fee excludes proceeds from the sale of Interests to the Manager, its affiliates, or the Automobile Seller.

(3) Solely in connection with the offering of the Series #69BM1 Interests, the Manager has assumed and will not be reimbursed for Offering Expenses.

(4) To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

The Company acquired the Series Boss Mustang from the Automobile Seller for a total cost of $102,395 (the “Asset Cost”) of which $97,395 was paid in cash by the Company through a loan from an officer of the Manager described below and $5,000 was paid in cash by the Manager as a down-payment at the time of purchase. “Automobile Seller(s)” means an individual(s), dealer or auction company, which owns an underlying asset prior to i) a purchase of an underlying asset by the Company in advance of a potential offering or ii) the closing of an offering from which proceeds are used to acquire the underlying asset. In the case of the Series Boss Mustang, the Automobile Seller is not an affiliate of the Company, the Manager or any of their respective officers or directors.

The Company obtained a loan on October 31, 2016, with an original principal amount of $97,395 from Christopher Bruno, one of the officers of the Manager, which accrues interest at a rate of 0.66% per annum, the Applicable Federal Rate at the time of the loan.  At December 31, 2016, $107 of interest had accrued on the loan and is expected to increase to ~$480 by the time of the Closing of the Offering, assuming a July 2017 close. Other key terms of the loan include (i) the requirement to repay the loan within 14 days of the Offering Closing and (ii) the ability for the Company to prepay the loan at any time. Full documentation of the loan is included in Exhibit 6.2 hereto.

Upon the Closing of the Offering, proceeds from the sale of the Interests will be distributed to the account of the Series. The Series will then pay back the loan made to acquire the Series Boss Mustang plus accrued interest and will reimburse the Manager for the down-payment (without any interest or fees). Upon payment of the loan (including all accrued interest), the Series Boss Mustang will be owned by the Series and not subject to any liens or encumbrances.

In addition to the costs of acquiring the Underlying Asset, proceeds from the Offering will be used to pay (i) an estimate $776 - $845 to the Broker (the Brokerage Fee) as consideration for providing certain broker-dealer services to the Company in connection with this Offering, (ii) $7,520 of Acquisition Expenses (including but not limited to the items described in the table above), $7,520 of which will be paid to the Manager and its affiliates, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iii) $3,759 - $3,828 to the Manager as consideration for assisting in the sourcing of the Series Boss Mustang.  The ranges for Brokerage Fee and Sourcing Fee are calculated based on the Manager purchasing 2% to 10% of the Series #69BM1 Interest. See “Plan of Distribution and Subscription Procedure – Fees and Expenses” for additional information.

The allocation of the net proceeds of this Offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  Neither the Company nor the Series are expected to keep any of the proceeds from the Offering.  In the event that less than the Maximum Series #69BM1 Interests are sold in connection with this Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES BOSS MUSTANG

Summary Overview

• Upon completion of this Offering, the Series #69BM1 Interests will purchase a 1969 Ford Mustang Boss 302 (at times described as the Mustang Boss 302 or Boss 302 throughout this Offering Circular) as the Series #69BM1 Asset (the “Series Boss Mustang” or the “Underlying Asset”), the specifications of which are set forth below.

• The Mustang Boss 302 represents Ford’s first factory effort at a Mustang that prioritized racetrack performance.  Created initially for SCCA (Sports Car Club of America) Trans-Am road racing series, the Boss 302 proved to be a well-received model that was widely reputed to be the best handling Mustang at the time. With bespoke mechanical components as well as low production numbers, the Boss 302 represents a unique and limited version of one of the most iconic cars ever made.

• Only 1,627 Mustang Boss 302 models were produced for 1969, compared with total Mustang production of 299,036 vehicles in that same year. The Series Boss Mustang represents 1 of just 81 with its specific combination of Paint & Trim Codes.

• We believe that the Mustang’s status as one of the best-selling and most recognizable cars of all time affords it a global and trans-generational appeal that is unique for its class and era.

• Based on the pre-purchase inspection, we believe this example to be a MCA (Mustang Club of America) “Gold” quality restoration, on par with the quality and condition of the best-known examples of the 1969 Mustang Boss 302.  The vehicle is mechanically sound, has a desirable color and option combination, original matching-numbers drivetrain and cosmetic condition generally commensurate with how it would have rolled off the assembly line.

Asset Description

Ownership and Pricing History

The Series Boss Mustang, a 1969 Mustang Boss 302, was originally sold by Jim Aikey Ford in Des Plaines, Illinois on 06/19/1969 for a recorded price of $3,624, or roughly $23,840 in 2017 dollars, discounted from the suggested retail price from Ford of $4,473 or roughly $29,427 in 2017 dollars.

Vehicle Maintenance and Restoration History

The Series Boss Mustang has undergone an extensive rotisserie restoration that we believe to be of high quality and originality.  During the restoration the car was completely disassembled, all rust issues were addressed and the paint was re-done to a high standard. The engine was rebuilt and other major mechanical components such as the suspension, brakes, and transmission were fully refurbished and/or rebuilt.

The pre-purchase assessment of the restoration validates it to be of high quality and originality.  Areas often overlooked during restorations were considered, with details as minor as a factory original antenna being sourced so it would be date correct to this vehicle.  All stampings and numbers match throughout the vehicle (other than certain body-panels that needed to be replaced due to rust). During the restoration, the bottom of the car was painted with the correct color primer for a Boss 302.  New boots were installed with the original front tie rods.  All new power steering hoses were installed.  Rear leaf springs with phosphate plated clamps and pads were installed.  New shocks were put on the vehicle, with new oil spring cups installed on top of the springs. The restoration, which can be viewed on the Rally Rd.™ Platform, includes many photos of the process, as well as the original sales order and a Marti report.

Design and Features Overview

Exterior: Following a thorough inspection, we believe the now famous Larry Shinoda designed bespoke Mustang Boss 302 bodywork to be in excellent condition, with all body panels showing alignment and fitment commensurate with when this Mustang first rolled of the assembly line (see “Specific Issues to Note” section for exceptions). We believe the paintwork quality to be excellent, displaying the factory original hue of Ford’s “Bright Yellow” with orange-peel and finish commensurate with factory original tolerances. We believe the exterior design to be particularly notable due to the unique Boss 302 hood and side graphics as well as the Series Boss Mustang being optioned with the iconic “Sport Slats” which we believe to be central to the recognizability of the model as a “Boss.” We consider the glass and bright-work, all exterior rubber, and factory original “Magnum 500 Chrome Styled Steel Wheels” to be in excellent condition.  All exterior lamps and lenses are working properly.

After professional inspection/verification the following exterior details were noted:

• The fenders are original and dated to the vehicle.  The rear quarter panels have been replaced with factory correct parts.

• All glass is factory original with date coding, including the front windshield, showing some light scratching from age.

• The Series Boss Mustang has original Ford date coded bumpers.

• Correct Goodyear F60-14 polyglas tires are presented on the vehicle.

• All trim pieces are original Ford parts, including the grill emblem.

• The vehicle is presented with the original General Electric Ford scripted headlamps.

• Front spoiler is original and correct to a Boss 302.

• Rear wing is the correct 2-piece 1969 specific Boss 302 style.

• Rear sport slats are original and restored with new gaskets and attaching hardware.

Interior: The black interior shows as new with minimal wear evident following an extensive restoration.  All gauges, switches, interior electronics (including radio) are in working condition.  We believe the overall interior can be described as excellent, with fit and finish commensurate with factory quality and fitment.  We believe the Series Boss Mustang to be particularly notable due to the optional “Interior Décor Group-Deluxe” and optional Tachometer, which puts the overall rarity of the Series Boss Mustang above that of a typical Boss 302.  We believe the wood trim accents the interior beautifully and increases the desirability of the Series Boss Mustang.

After professional inspection/verification the following interior details were noted:

• New carpet and seat vinyl were installed in the vehicle

• New headliner and door panels were installed in the vehicle

• Factory correct original steering wheel is shown in unrestored condition

• New dashboard and radio speaker were installed

• Restored factory original rally clock

• Working original tachometer

• Dash cluster and clock show all new clear plastic bezels

• Original working C9ZA factory radio

• Rare deluxe NOS shifter ball

Engine Overview

Central to the Mustang Boss 302’s Trans-Am racing endeavors was the bespoke 302 Cubic Inch V8 Engine, often referred to as a “Cleveland” due to its unique construction comprising cylinder heads that were originally designed for a Ford 351 cubic inch engine put into a Ford Windsor engine small block. The heads of the Boss 302 engine were arranged in a canted-valve staggered style in order to allow for the extra room needed for this unique configuration.  The heads were also notable as they allowed increased airflow due to their large port volumes, thus allowing the Boss 302 to make impressive power.  The pistons of the engine were forged to allow for a high 10.5:1 compression ratio.  Thanks to the engine’s solid lifter configuration, Boss 302 has a unique auditory character.  This iconic engine produced 290 HP @5800 RPM and 290 lb-ft of torque @4300 RPM, numbers that were well known to be conservative from the factory. We believe the Boss 302 Engine to be among the most iconic American V8 engines produced, featuring a soundtrack and performance (even by modern standards) that we believe supports a large fan base for this vehicle.  The transmission on this vehicle is a close ratio 4-speed manual transmission.

We have tested the engine and it starts with immediacy and idles correctly, showing in proper operating condition following its rebuild.  The clutch operates progressively.  Overall, we believe the engine and drivetrain to be in excellent mechanical condition.

After professional inspection/verification the following engine details were noted:

• Engine block has been completely cleaned and checked for damage

• Engine block was bored to +0.030 with custom “J” pistons used, for better power and performance

• Original Boss 302 Camshaft

• NOS Ford Racing lifters were used

• Original Ford forged C7FE crankshaft was turned and polished

• New Crank, Rod, and Camshaft bearings were installed

• New timing gear set and double roller chain

• Correct C4AE forged steel rods were resized

• Manly stainless valves were used

• New exhaust valves were installed and ground to match intake valves

• Premium brass valve guides were installed

• New blue-printed and safety wired oil pump

• Full rotational engine balancing was performed

• Correct water pump rebuilt with HD pump impellor

• New clutch, pressure plate, and throwout bearing were installed

• Original dated C9ZF Holley 780 carburetor was rebuilt, showing throttle dash solenoid in place

• Original carter X fuel pump was rebuilt

• Original dated Autolite distributor was rebuilt X-12 vacuum module

• Boss 302 rev limited and new wiring harness installed

• Original valve covers were re-chromed

• Correct Boss 302 high flow exhaust headers

• Complete Scott Fuller exhaust system with all correct Ford stampings

• Boss 55 amp alternator with correct pully/fan were rebuilt and restored

• Original Ford radiator

Specific Issues to Note

• Light scratching on the original glass

• Minor rear drum brake fluid leak, as is typical of cars of this vintage

• Oil pan shows signs of having been repaired

• Certain body-panels replaced due to rust

• Slight misalignment of driver side door trailing edge

• Slight misalignment of lower front valence

• Slight misalignment of “MUSTANG” lettering on rear trunk

• Minor paint chips on the driver’s side lower side skirt

Market Assessment

We believe the Mustang Boss 302 to be a particularly stable asset.  We believe rare classic Mustangs like the Boss 302 to have a special place in collector car and popular culture, with the iconic status necessary to supersede typical generational preferences.  Given the incredible production numbers of classic Mustangs (well over 2,000,000 were produced from its introduction in 1964 to the 1969 model year), we believe the rarity of the Boss 302 variant to be of particular notability in conjunction with what we believe to be a lack of volatility and appreciative potential.  Furthermore, we believe the Series Boss Mustang to be a particularly good Boss 302 due to what we consider its generally excellent condition and what we believe to be favorable factory configured options.  We believe the 1969 model year to represent a more unique investment over the 1970 model year as production numbers for the 1970 Mustang Boss 302 were 7,013 vehicles, compared with only 1,627 for 1969.

We believe Mustang Boss 302 values have potential to continue to appreciate going forward. We believe the Mustang Boss 302 has been relatively overshadowed in the marketplace by the larger engine Boss 429 and that inflation of Boss 429 prices is going to lead many more investors to endeavor to secure quality restored examples of Boss 302 Mustangs as their current prices are more accessible.  We believe Mustangs of this era to be of relative little expense to maintain with great parts availability and expertise.  We believe that the Mustang is a particularly recognizable facet of American culture, with iconic appearances in films such as Bullet and Gone in 60 Seconds and John Wick.

Model History and Engineering

The Ford Mustang represents one of the all-time great sales successes in automotive history.  Lee Iacocca is famed with taking a relatively pedestrian Ford Falcon chassis and putting a beautiful, bespoke body on it in an effort to boost sales.  The Mustang represented an unprecedented array of configurability in the marketplace, ranging from an entry-level 6-cylinder coupe to a V8 Fastback, with convertible variants also available.  It was also unique for having so many options on a car of a relatively low starting price, meaning one could customize a Mustang to one’s specific needs, with things like the Pony Pack interior and air conditioning being available on the entry level 6 cylinder coup allowing for both luxurious base variants and stripped out V8 performance cars, combinations that were previously very rare in the marketplace.  So many baby boomers purchased the Mustang that it quickly became one of the fastest selling cars of all time, with over a million sold by the 1966 model year.

As wonderful as the Mustang was to look at, it was rather less enjoyable to drive.  Even the V8 models didn’t handle particularly well, and it was hard for the car to hide its pedestrian underpinnings.  While it didn’t hurt sales, Ford was pushed by enthusiasts to update the Mustang and create more bespoke racing oriented models, starting with factory backed Shelby specials like the GT350 and GT500.

By 1969 the market was crowded with other competitors. Ford was by then racing in the Trans-Am series but had gotten beaten for the 1968 racing year by the Chevrolet’s new Camaro.  Ford needed a response, and decided to take the new for 1969 body style Mustang and create something special.  Recently hired Ford president Bunkie Knudsen had come from GM and was well versed in the success of offering special racing versions of vehicles for sale to the public.  He commissioned the development of a special Mustang, which was needed in order to meet homologation requirements for the Trans-Am series.  Larry Shinoda was put in charge of the project—when asked what he was working on, given that the vehicle was a secret, he simply said “the boss’ car” and it is thus that the famous variant came to be known as the “Boss” series of Mustangs, though some say it was also in reference to the period vernacular of “boss” meaning something that was “awesome,” or looked great.

Shinoda knew the Boss had to be the best handling car in its class and nearly every aspect of the vehicle was altered to create the 302.  Given that the Mustang rode on a live rear axle and leaf spring suspension, far from state of the art, this presented quite the engineering challenge.  Ride and handling engineer Matt Donner had the herculean task of modifying springs, adding shock tower bracing, giving the car beefier spindles, purpose-tuned shock absorbers, special anti-roll bars, and aggressive tires and tuning all of these components to be competitive on a racetrack.

The famous visuals of the car include deleting the non-functional roof scoops from the regular 1969 Mustang as well as deleting the “running horse” chrome medallions on the rear sail panels.  Exaggerated C-shaped stripes were chosen, inspired by Ford’s Le Mans winning 1967 Mk IV racer.  Adding some satin black trim and the famous rear slats created what we now know to be one of the most iconic muscle car looks of the era, offset by the likewise famous Magnum 500 spoke wheels.

The Boss 302 went on to win 4 Trans-Am races in 1969, the 302 Cubic inch, high compression, bespoke engine being as important on the track as the handling in creating the first factory Ford Mustang that was credited with good overall track manners.  Off the track, the Boss 302 proved popular in showrooms with Ford producing more Boss 302 Mustangs than the required 1,000 for racing homologation.  To this day the legend continues with the famous graphics and noise of the “Cleveland” head V8 making the Boss 302 such an everlasting American icon.

Specifications

Ford Mustang Boss 302 Specifications
Year	1969
Production	1,627
Engine	302 Cu. In. Pushrod “Cleveland” small block V8
Drivetrain	Front Engine, Rear Wheel Drive
Power	290 HP
Torque	290 lb. Ft
Length	187.4”
Transmission	4 Speed Manual
Country of Manufacture	USA
0-60	6.0 Sec. est.
¼ Mile	14.57 Sec. est.@97.57 MPH
Top Speed	118 MPH
Color EXT	Bright Yellow
Color INT	Black
Documentation	Marti Report, Restoration Pictures
Condition	Rotisserie restored
Books/manuals/tools	Partial, starting instructions, spare & jack, factory build marks & stickers.
Restored	Yes
Paint	Base / clear re-spray in factory color
Vin #	9F02G191522
Engine #	Documented Matching
Transmission #	Documented Matching

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series Boss Mustang going forward. The Company may depreciate or amortize any hardware related to automobile tracking or other electronics, which the Company may install in the underlying assets going forward.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

Since its formation in August 2016, the Company has been engaged primarily in acquiring a collection of investment grade collectible automobiles, with loans from officers of the Manager, and developing the financial, offering and other materials to begin fundraising.  We are considered to be a development stage company, since we are devoting substantially all of our efforts to establishing our business and planned principal operations have only recently commenced. We completed an initial offering of interests in Series #77LE1 in April 2017 and are in the process of launching subsequent offerings for other series.

During the period beginning on the date of formation on August 24, 2016 through December 31, 2016, officers of the Manager have loaned the Company a total of $286,471 (excluding accrued interest) in connection with the acquisition of three assets, including a loan in the original principal amount of $97,395 made to the Company to finance the acquisition of the Series Boss Mustang for the benefit of the Series.  See “Note C – Related Party Transactions of the Notes to Financial Statements and Exhibit 6.2” for more information regarding the loans from officers of the Manager.

Operating Results

Revenues are generated at the series level. As of December 31, 2016 no series of the Company has generated any revenues.  Series #77LE1 is not expected to generate any revenues until late in 2017 or 2018.  We do not expect Series #69BM1 to generate any revenues until 2018.

The Company incurred $1,427 in operating expenses in the 2016 fiscal year related to storage and insurance of the assets we acquired through the loans from officers of the Manager. The Operating Expenses incurred pre-Closing related to the Underlying Asset are being paid by the Manager and will not be reimbursed by the Series. Each series of the Company will be responsible for its own Operating Expenses, such as storage, insurance or maintenance beginning on the closing date of the offering of such series. As of April 13, 2017, at the close of the offering for Series #77LE1, Series #77LE1 became responsible for Operating Expenses and has incurred $203 in storage and insurance expenses through April 31, 2017.

Interest expense related to the loans made to the Company by officers of the Manager for the benefit of Series #77LE1 and Series #69BM1 totaled $304 for the fiscal year ending December 31, 2016. See “Note C – Related Party Transactions of the Notes to Financial Statements” for more information regarding the loans from officers of the Manager.

As a result, the Company’s net loss for the 2016 fiscal year was $1,731.

Liquidity and Capital Resources

As of December 31, 2016, none of the Company or any series of interests in the Company had any cash or cash equivalents and, other than loans made to the Company by officers of the Manager, the Company had no financial obligations. Each series will repay the loan plus accrued interest used to acquire its underlying asset with proceeds generated from the closing of the offering of such series.  No series will have any obligation to repay a loan incurred by the Company to purchase an underlying asset for another series.

Plan of Operations

On April 13, 2017 we successfully closed the first offering for Series #77LE1. At the close of this Offering, the Manager received a Sourcing Fee of $3,691 and Series #77LE1 repaid the loan made to the Company by the officer of the Manager to purchase its underlying asset and has thus become the owner of the Series #77LE1 Asset.

The Company plans to launch approximately 15 to 20 additional offerings in the next twelve months.  The proceeds from any offerings closed during the next twelve months will be used to acquire additional investment grade collectible automobiles, which we anticipate will enable the Company to reduce Operating Expenses for each series as we negotiate better contracts for storage, insurance and other operating expenses with a larger collection of assets.

We also intend to develop Membership Experience Programs (as described in “Description of the Business – Business of the Company”), allowing investors to enjoy the collection of automobiles acquired by the Company through events, museums and other programs, which we anticipate will enable the Underlying Asset to generate revenues for the Series to cover, in whole or in part, the ongoing post-Closing Operating Expenses.

We do not anticipate generating enough revenues in fiscal year 2017 from Membership Experience Programs to cover any of the Operating Expenses for Series #77LE1, Series #69BM1 or any other series of interests closed in fiscal year 2017.  See “Description of the Business – Operating Expenses” for additional information regarding the payment of Operating Expenses.

PLAN OF DISTRIBUTION AND SUBSCRIPTION PROCEDURE

Plan of distribution

We are managed by RSE Markets, Inc. (“RSE Markets” or the “Manager”), a Delaware corporation incorporated in 2016. RSE Markets owns and operates a mobile app-based investment platform called Rally Rd.™ (the Rally Rd.™ platform and any successor platform used by the Company for the offer and sale of interests, the “Rally Rd.™ Platform”), through which investors may indirectly invest, through a series of the Company’s interests, in collectible automobile opportunities that have been historically difficult to access for many market participants. Through the use of the Rally Rd.™ Platform, investors can browse and screen the potential investments and sign legal documents electronically. We intend to distribute the Interests exclusively through the Rally Rd.™ Platform.  Neither RSE Markets, Inc. nor any other affiliated entity involved in the offer and sale of the Interests is a member firm of the Financial Industry Regulatory Authority, Inc., or FINRA, and no person associated with us will be deemed to be a broker solely by reason of his or her participation in the sale of the Interests.

This Offering of Series #69BM1 Interests is being conducted under Regulation A under the Securities Act of 1933, as amended (the “Securities Act”) and therefore, only offered and sold to “qualified purchasers.”  For further details on the suitability requirements an Investor must meet in order to participate in this Offering, see “Plan of Distribution and Subscription Procedure – Investor Suitability Standards”. As a Tier 2 offering pursuant to Regulation A under the Securities Act, this offering will be exempt from state law “Blue Sky” review, subject to meeting certain state filing requirements and complying with certain antifraud provisions, to the extent that our Interests are offered and sold only to “qualified purchasers” or at a time when our Interests are listed on a national securities exchange.

The initial offering price of $57.50 per Series #69BM1 Interest (the “Purchase Price”) was determined by the Manager and is equal to the aggregate of (i) the purchase price of the Series Boss Mustang, (ii) the Brokerage Fee, (iii) Offering Expenses, (iv) the Acquisition Expenses, and (v) the Sourcing Fee (in each case as described below). The Closing of the Offering of the Series #69BM1 Interests will occur on the earliest to occur of (i) the date subscriptions for the Maximum #69BM1 Interests have been accepted or (ii) a date determined by the Manager in its sole discretion, provided that subscriptions for the Minimum Series #69BM1 Interests have been accepted.  If Closing has not occurred, the Offering shall be terminated upon (i) the date which is one year from the date this Offering Circular is qualified by the U.S. Securities and Exchange Commission (the “Commission”) which period may be extended by an additional six months by the Manager in its sole discretion, or (ii) any date on which the Manager elects to terminate the offering in its sole discretion.  The Series #69BM1 Interests are being offered by subscription only in the U.S. and to residents of those states in which the offer and sale is not prohibited.  This Offering Circular does not constitute an offer or sale of Series #69BM1 Interests outside of the U.S.

Those persons who want to invest in the Interests must sign a Subscription Agreement, which will contain representations, warranties, covenants, and conditions customary for private placement investments in limited liability companies, see “How to Subscribe” below for further details.  A copy of the form of Subscription Agreement is attached as Exhibit 4.1.

The Series #69BM1 Interests will be issued in book-entry form without certificates.

The Manager, and not the Company, will pay all of the expenses incurred in this Offering that are not covered by the Brokerage Fee, the Sourcing Fee, Offering Expenses or Acquisition Expenses, including fees to legal counsel, but excluding fees for counsel or other advisors to the Investors and fees associate with the filing of periodic reports with the Commission and future blue sky filings with state securities departments, as applicable.  Any Investor desiring to engage separate legal counsel or other professional advisors in connection with this Offering will be responsible for the fees and costs of such separate representation.

Investor Suitability Standards

The Series #69BM1 Interests are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in any of the interests of the Company (in connection with this Series or any other series offered under Regulation A) does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

For an individual potential investor to be an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the investor must be a natural person who has:

1. an individual net worth, or joint net worth with the person’s spouse, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person and the mortgage on that primary residence (to the extent not underwater), but including the amount of debt that exceeds the value of that residence and including any increase in debt on that residence within the prior 60 days, other than as a result of the acquisition of that primary residence; or

2. earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year.

If the investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details. For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles.

The Interests will not be offered or sold to prospective Investors subject to the Employee Retirement Income Security Act of 1974 and regulations thereunder, as amended (“ERISA”).

If you live outside the United States, it is your responsibility to fully observe the laws of any relevant territory or jurisdiction outside the United States in connection with any purchase, including obtaining required governmental or other consent and observing any other required legal or other formalities.

Our Manager and Cuttone, in its capacity as broker of record for this Offering, will be permitted to make a determination that the subscribers of Interests in this offering are qualified purchasers in reliance on the information and representations provided by the subscriber regarding the subscriber’s financial situation. Before making any representation that your investment does not exceed applicable federal thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A.  For general information on investing, we encourage you to refer to www.investor.gov.

An investment in our Interests may involve significant risks.  Only investors who can bear the economic risk of the investment for an indefinite period of time and the loss of their entire investment should invest in the Interests.  See “Risk Factors.”

Minimum and Maximum Investment

The minimum subscription by an Investor in this Offering is one (1) Interest and the maximum subscription by any Investor in this Offering is for Interests representing 10% of the total Interests of the Series.

Broker

Cuttone & Company, LLC, a New York limited liability company (“Cuttone” or “Broker”) will manage the sale of the Interests as an executing broker pursuant to a master services agreement, dated April 18, 2017 (the “Brokerage Agreement”) and serve as broker of record for the Company’s Regulation A offerings, process transactions by subscribers to the Offering and provide investor qualification services (e.g. Know Your Customer and Anti Money Laundering checks).  Cuttone is a broker-dealer registered with the Commission and a member of the FINRA and the

SIPC and will be registered in each state where the Offering and sale of the Series of Interest will occur, prior to the launch of the Offering, but will not act as a finder or underwriter in connection with this Offering.  Cuttone will receive a Brokerage Fee but will not purchase any Interests and, therefore, will not be eligible to receive any discounts, commissions or any underwriting or finder’s fees in connection with the Offering.

The amount recoverable under any claim by the Manager against the Broker is limited to the aggregate of Brokerage Fees actually paid by the Manager to the Broker under the Brokerage Agreement during the twelve months prior to the claim arising.  The Manager and the Company will indemnify Cuttone, its licensors, service providers, registered representatives, network members (i.e., representatives of Cuttone that have demonstrated interest in introducing potential investors in an offering) and their respective affiliates, managers, agents and employees against any losses which are incurred in connection with providing the services under the Brokerage Agreement other than losses which arise out of the indemnified party’s negligence, willful misconduct or breach of the Brokerage Agreement.

The Brokerage Agreement terminates on April 18, 2018 (unless extended by the mutual agreement of the parties) or if earlier, (i) upon the mutual agreement of the parties, (ii) by a non-breaching party for the other party’s material breach of the Brokerage Agreement (a) upon ten days’ notice, if the breach is curable and remains uncured at the end of the notice period, or (b) immediately upon written notice if the breach is not curable, (iii) by either party as required by applicable law, (iv) by one party if the other party is insolvent or fails to pay its obligations as they arise, (v) by the non-breaching party for the other party’s material breach of the non-breaching party’s confidential information or proprietary rights and (vi) by Cuttone if the Manager is unresponsive (i.e., failing to respond to Cuttone within five consecutive business days and remains unresponsive for a further three business days after notice of such unresponsiveness is provided to the Manager by Cuttone).

Escrow Agent

The escrow agent is Atlantic Capital Bank, N.A., a Georgia banking corporation (the “Escrow Agent”) who will be appointed pursuant to an escrow agreement among Cuttone, the Escrow Agent, and the Company, on behalf of the Series (the “Escrow Agreement”). A copy of the Escrow Agreement is attached hereto as Exhibit 8.1. Each series will generally be responsible for fees due to the Escrow Agent, which are categorized as part of the Offering Expenses described in the “Fees and Expenses” section below, however, the Manager has agreed to pay and not be reimbursed for fees due to the Escrow Agent incurred in the case of the Offering for Series #69BM1 Interests.

The Company and Cuttone must jointly and severally indemnify the Escrow Agent and each of its officers, directors, employees and agents against any losses that are incurred in connection with providing the services under the Escrow Agreement other than losses that arise out of the Escrow Agent’s gross negligence or willful misconduct.

Fees and Expenses

Offering Expenses

Each series of interests will generally be responsible for certain fees, costs and expenses incurred in connection with the offering of the interests associated with that series (the “Offering Expenses”). Offering Expenses consist of legal, accounting, escrow, underwriting, filing and compliance costs, as applicable, related to a specific offering (and excludes ongoing costs described in Operating Expenses). The Manager has agreed to pay and not be reimbursed for Offering Expenses incurred with respect to this Offering.

Acquisition Expenses

Each series of interests will be responsible for any and all fees, costs and expenses incurred in connection with the evaluation, discovery, investigation, development and acquisition of the underlying asset related to such series incurred prior to the Closing, including brokerage and sales fees and commissions (but excluding the Brokerage Fee), appraisal fees, research fees, transfer taxes, third party industry and due diligence experts, bank fees and interest (if the underlying asset was acquired using debt prior to completion of an offering), auction house fees, travel and lodging for inspection purposes, transportation costs to transfer the underlying asset from the Automobile Seller’s possession to the storage facility or to locations for creation of photography and videography materials (including any insurance required in connection with such transportation), vehicle registration fees, initial refurbishment or maintenance, technology costs for installing tracking technology (hardware and software) into the underlying asset and photography and videography expenses in order to prepare the profile for the underlying asset on the Rally Rd.™ Platform (the “Acquisition Expenses”). The Acquisition Expenses will be payable from the proceeds of each offering.

Brokerage Fee

As compensation for providing certain broker-dealer services to the Company in connection with this Offering, Cuttone will receive a fee equal to 0.75% of the amount raised through this Offering (which, for clarificatory purposes, excludes any Interests purchased by the Manager, its affiliates or the Automobile Sellers) (the “Brokerage Fee”).  Each series of interests will be responsible for paying its own Brokerage Fee to Cuttone in connection with the sale of interests in such series. The Brokerage Fee will be payable immediately upon the closing of each offering from the proceeds of such offering.

Sourcing Fee

The Manager will be paid a fee as compensation for sourcing each underlying asset (the “Sourcing Fee”), which in respect of this Offering, shall not exceed $3,828 and in respect of any other offering, such amount as determined by the Manager at the time of such offering.

Additional Information Regarding this Offering Circular

We have not authorized anyone to provide you with information other than as set forth in this Offering Circular.  Except as otherwise indicated, all information contained in this Offering Circular is given as of the date of this Offering Circular.  Neither the delivery of this Offering Circular nor any sale made hereunder shall under any circumstances create any implication that there has been no change in our affairs since the date hereof.

From time to time, we may provide an “Offering Circular Supplement” that may add, update or change information contained in this Offering Circular.  Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular Supplement.  The Offering Statement we filed with the Commission includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular.  You should read this Offering Circular and the related exhibits filed with the Commission and any Offering Circular Supplement together with additional information contained in our annual reports, semiannual reports and other reports and information statements that we will file periodically with the Commission.

The Offering Statement and all supplements and reports that we have filed or will file in the future can be read on the Commission website at www.sec.gov or in the legal section for the Series Boss Mustang on the Rally Rd.TM Platform.  The contents of the Rally Rd.TM Platform (other than the Offering Statement, this Offering Circular and the Appendices and Exhibits thereto) are not incorporated by reference in or otherwise a part of this Offering Circular.

How to Subscribe

Potential Investors who are “qualified purchasers” may subscribe to purchase Series #69BM1 Interests.  Any potential Investor wishing to acquire Series #69BM1 Interests must:

1. Carefully read this Offering Circular, and any current supplement, as well as any documents described in the Offering Circular and attached hereto or which you have requested. Consult with your tax, legal and financial advisors to determine whether an investment in the Series #69BM1 Interests is suitable for you.

2. Review the Subscription Agreement (including the “Investor Qualification and Attestation” attached thereto), which was pre-populated following your completion of certain questions on the Rally Rd.TM Platform application and if the responses remain accurate and correct, sign the completed Subscription Agreement using electronic signature.  Except as otherwise required by law, subscriptions may not be withdrawn or cancelled by subscribers.

3. Once the completed Subscription Agreement is signed, an integrated online payment provider will transfer funds in an amount equal to the purchase price for the Series #69BM1 Interests you have applied to subscribe for (as set out on the front page of your Subscription Agreement) into the escrow account for the series.  The Escrow Agent will hold such subscription monies in escrow until such time as your Subscription Agreement is either accepted or rejected by the Manager and, if accepted, such further time until you are issued with Series #69BM1 Interests.

4. The Manager and Cuttone will review the subscription documentation completed and signed by you. You may be asked to provide additional information. The Manager or Cuttone will contact you directly if required.  We reserve the right to reject any subscriptions, in whole or in part, for any or no reason, and to withdraw the Offering at any time prior to Closing.

5. Once the review is complete, the Manager will inform you whether or not your application to subscribe for Series #69BM1 Interests is approved or denied and if approved, the number of Series #69BM1 Interests you are entitled to subscribe for. If your subscription is rejected in whole or in part, then your subscription payments (being the entire amount if your application is rejected in whole or the payments associated with those subscriptions rejected in part) will be refunded promptly, without interest or deduction. The Manager accepts subscriptions on a first-come, first served basis subject to the right to reject or reduce subscriptions.

6. If all or a part of your subscription is approved, then the number of Series #69BM1 Interests you are entitled to subscribe for will be issued to you upon the Closing. Simultaneously with the issuance of the Series #69BM1 Interests, the subscription monies held by the Escrow Agent in escrow on your behalf will be transferred to the account of the Series as consideration for such Series #69BM1 Interests.

By executing the Subscription Agreement, you agree to be bound by the terms of the Subscription Agreement and the Second Amended and Restated Limited Liability Company Agreement of the Company (the “Operating Agreement”). The Company, the Manager and Cuttone will rely on the information you provide in the Subscription Agreement, including the “Investor Qualification and Attestation” attached thereto and the supplemental information you provide in order for the Manager and Cuttone to verify your status as a “qualified purchaser”. If any information about your “qualified purchaser” status changes prior to you being issued the Series #69BM1 Interests, please notify the Manager immediately using the contact details set out in the Subscription Agreement.

For further information on the subscription process, please contact the Manager using the contact details set out in the “Where to Find Additional Information” section.

The subscription funds advanced by prospective Investors as part of the subscription process will be held in a non-interest bearing account with the Escrow Agent and will not be commingled with the Series of Interests’ operating account, until if and when there is a Closing with respect to that Investor. When the Escrow Agent has received instructions from the Manager that the Offering will close and the Investor’s subscription is to be accepted (either in whole or part), then the Escrow Agent shall disburse such Investor’s subscription proceeds in its possession to the account of the Series.  If the Offering is terminated without a Closing, or if a prospective Investor’s subscription is not accepted or is cut back due to oversubscription or otherwise, such amounts placed into escrow by prospective Investors will be returned promptly to them without interest or deductions.  Any costs and expenses associated with a terminated offering will be borne by the Manager.

DESCRIPTION OF THE BUSINESS

Overview

The collectible automobile market, a global, multi-billion-dollar industry (based on estimates by Hagerty), is characterized by: (i) a very small number of collectors who have the financial means to acquire, enjoy and derive financial gains from automotive assets, and (ii) a very large number of collectible automobile enthusiasts who have equivalent knowledge and passion for the assets, but no current mechanism to benefit financially from or enjoy certain benefits of ownership of the asset class. This dichotomy and the disproportionate access to the market have resulted in the creation of significant latent demand from the enthusiast community to directly participate in an asset class that, to date, they have passively watched deliver returns to a select group of individual collectors.

The Company’s mission is to leverage technology and design, modern business models influenced by the sharing economy, and advancements in the financial regulatory environment to democratize the collectible automobile market. The Company aims to provide enthusiasts with access to the market by enabling them to create a diversified portfolio of equity interests in “blue-chip” collectible automobile assets through a seamless investment experience through the Rally Rd.TM Platform. As well, Investors will have the opportunity to participate in a unique collective ownership experience, including museum/retail locations and social events, as part of the Membership Experience Programs. The objective is to use revenue generated from these Membership Experience Programs to fund the highest caliber of care for the automobiles in the collection, which we expect ultimately to be offset by meaningful economies of scale in the form of lower costs for fleet level insurance, maintenance contracts and storage facilities, and to generate Free Cash Flow distributions to equity Investors in the underlying assets.  “Free Cash Flow” is defined as the net income (as determined under U.S. generally accepted accounting principles (“GAAP”)) generated by the Series plus any change in net working capital and depreciation and amortization (and any other non-cash Operating Expenses) and less any capital expenditures related to the Underlying Asset.  The Manager may maintain Free Cash Flow funds in a deposit account or an investment account for the benefit of the Series.

Collectors and dealers interested in selling their collectible automobiles will benefit from greater liquidity, significantly lower transaction costs and overhead, and a higher degree of transparency as compared to traditional methods of transacting collectible automobiles. Auction and consignment models can typically include upwards of ~20% of asset value in transaction costs, as well as meaningful overhead in terms of asset preparation, shipping and marketing costs, and time value. The Company thus aims to align the interests of buyers and sellers, while opening up the market to a significantly larger number of participants than was previously possible, thereby driving market appropriate valuations and greater liquidity.

Business of the Company

The Interests represent an investment in Series #69BM1 and thus indirectly the Series Boss Mustang and do not represent an investment in the Company or the Manager generally.  We do not anticipate that Series #69BM1 will own any assets other than the Series Boss Mustang.  However, we expect that the operations of the Company, including the issuance of additional series of interests and their acquisition of additional assets, will benefit Investors by enabling the Series to benefit from economies of scale and by allowing Investors to enjoy the Company’s automobile collection at the Membership Experience Programs.

We anticipate that the Company’s core competency will be the identification, acquisition, marketing and management of investment grade collectible automobiles for the benefit of the investors. In addition, through the use the Rally Rd.™ Platform, the Company aspires to offer innovative digital products that support a seamless, transparent and unassuming investment process as well as unique and enjoyable experiences that enhance the utility value of investing in passion assets. The Company, with the support of the Manager and through the use of the Rally Rd.TM Platform, aims to provide:

(i) Investors with access to blue-chip automotive assets for investment, portfolio diversification and secondary market liquidity for their Interests (although there can be no guarantee that a secondary market will ever develop or that appropriate registrations to permit such secondary trading will ever be obtained).

(ii) Automobile Seller(s) with greater market transparency and insights, lower transaction costs, increased liquidity, a seamless and convenient sale process, portfolio diversification and the ability to retain minority equity positions in assets via the retention of equity interests in offerings conducted through the Rally Rd.™ Platform.

(iii)  All Rally Rd.™ Platform users with a premium, highly curated, engaging automotive media experience, including audiovisual content, augmented reality, community, and market sentiment (e.g. “fantasy collecting”) features. The investable assets on the platform will be supplemented with “private” assets, which will be used to generate conversation, support the “fantasy collecting” component of the platform and enable users to share personal sentiment on all types of assets.

(iv) All Rally Rd.™ Platform users and others with opportunities to engage with the automobiles in the Company’s collection through a diverse set of tangible interactions with assets on the platform and unique collective ownership experiences (together, the “Membership Experience Programs”) such as:

• Track-day events (e.g., driving experiences with professional drivers, “cars & coffee” meet-ups, major auction presence)

• Visit & interact at Rally Rd.™ “museums” (i.e., Open HQ, warehouse visits, pop-up shops with partner businesses, or “tents” at major auctions/events where users can view the assets in person and interact with each other in a social environment);

• Asset sponsorship models (e.g. corporate sponsors or individuals pay for assets to appear in movies, commercials or at events); and

• Other asset related products (e.g., merchandise, social networking, communities).

A core principle of automobile collecting is the enjoyment of the assets. As such, the ultimate goal of the Membership Experience Programs will be to operate the asset profitably (i.e., generate revenues in excess of Operating Expenses at the Membership Experience Programs within mandated usage guidelines) while maintaining exemplary maintenance standards to support the potential generation of financial returns for Investors in each series. The Membership Experience Programs, with appropriate controls and incentives, and active monitoring by the Asset Manager, should enable a highly differentiated and enjoyable shared collecting experience while providing for premium care for assets in the Company’s collection. To the extent the Asset Manager considers it beneficial to Investors, we plan to include the Series Boss Mustang in the Membership Experience Programs.

Our objective is to become the leading marketplace for investing in collector quality automotive assets and, through the Rally Rd.TM Platform, to provide Investors with financial returns commensurate with returns in the collectible automobile market, to enable deeper and more meaningful participation by automotive enthusiasts in the hobby, to provide experiential and social benefits comparable to those of a world-class automobile collector, and to manage the collection in a manner that provides exemplary care to the assets and offers potential returns for Investors.

Manager

The Operating Agreement designates the Manager as the managing member of the Company.  The Manager will generally not be entitled to vote on matters submitted to the Interest Holders.  The Manager will not have any distribution, redemption, conversion or liquidation rights by virtue of its status as the Manager.

The Operating Agreement further provides that the Manager, in exercising its rights in its capacity as the managing member, will be entitled to consider only such interests and factors as it desires, including its own interests, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting the Company, any series of interests or any of the interest holders and will not be subject to any different standards imposed by the Operating Agreement, the LLC Act or under any other law, rule or regulation or in equity.  In addition, the Operating Agreement provides that the Manager will not have any duty (including any fiduciary duty) to the Company, any series or any of the interest holders.

In the event the Manager resigns as managing member of the Company, the holders of a majority of all interests of the Company may elect a successor managing member.  Holders of interests in each series of the Company have the right to remove the Manager as manager of the Company, by a vote of two-thirds of the holders of all interests in each series of the Company (excluding the Manager), in the event the Manager is found by a non-appealable judgment of a court of competent jurisdiction to have committed fraud in connection with a series of interests or the Company. If so convicted, the Manager shall call a meeting of all of the holders of every series of interests within 30 calendar days of such non-appealable judgment at which the holders may vote to remove the Manager as manager of the Company and each series.  If the Manager fails to call such a meeting, any interest holder will have the authority to call such a meeting.  In the event of its removal, the Manager shall be entitled to receive all amounts that have accrued and are due and payable to it. If the holders vote to terminate and dissolve the Company (and therefore the series), the liquidation provisions of the Operating Agreement shall apply (as described in “Description of the Interests Offered – Liquidation Rights”). In the event the Manager is removed as manager of the Company, it shall also immediately cease to be manager of any series.

See “Management” for additional information regarding the Manager.

Advisory Board

 The Manager intends to assemble an expert network of advisors with experience in relevant industries (the “Advisory Board”) to assist the Manager in identifying and acquiring the collectible automobiles, to assist the Asset Manager in managing the collectible automobiles and to advise the Manager and certain other matters associated with the business of the Company and the various series of interests.

 The members of the Advisory Board are not managers or officers of the Company or any series and do not have any fiduciary or other duties to the interest holders of any series.

Operating Expenses

Upon the Closing, the Series will be responsible for the following costs and expenses attributable to the activities of the Company related to the Series (together, the “Operating Expenses”):

(i) any and all ongoing fees, costs and expenses incurred in connection with the management of the Underlying Asset, including import taxes, income taxes, annual registration fees, transportation (other than transportation costs described in Acquisition Expenses), storage (including its allocable portion of property rental fees should the Manager decide to rent a property to store a number of underlying assets), security, valuation, custodial, marketing, maintenance, refurbishment, perfection of title and utilization of the Underlying Asset;

(ii) fees, costs and expenses incurred in connection with preparing any reports and accounts of the Series of Interests, including any blue sky filings required in certain states and any annual audit of the accounts of such Series of Interests (if applicable);

(iii) fees, costs and expenses of a third party registrar and transfer agent appointed in connection with the Series of Interests;

(iv) fees, costs and expenses incurred in connection with making any tax filings on behalf of the Series of Interests;

(v) any indemnification payments;

(vi) any and all insurance premiums or expenses incurred in connection with the Underlying Asset, including insurance required for utilization at and transportation of the Underlying Asset to events under Membership Experience Programs (excluding any insurance taken out by a corporate sponsor or individual paying to showcase an asset at an event but including, if obtained, directors and officers insurance of the directors and officers of the Manager or the Asset Manager); and

(vii) any similar expenses that may be determined to be Operating Expenses, as determined by the Manager in its reasonable discretion.

The Manager has agreed to pay and not be reimbursed for Operating Expenses incurred prior to the Closing. The Manager will bear its own expenses of an ordinary nature, including, all costs and expenses on account of rent (other than for storage of the Underlying Asset), supplies, secretarial expenses, stationery, charges for furniture, fixtures and equipment, payroll taxes, remuneration and expenses paid to employees and utilities expenditures (excluding utilities expenditures in connection with the storage of the Underlying Asset).

If the Operating Expenses exceed the amount of revenues generated from the Underlying Asset and cannot be covered by any Operating Expense reserves on the balance sheet of the Underlying Asset, the Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the Series, on which the Manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by the Series Boss Mustang (an “Operating Expenses Reimbursement Obligation(s)”), and/or (c) issue additional Interests in the Series in order to cover such additional amounts.

Indemnification of the Manager

The Operating Agreement provides that none of the Manager, nor any current or former directors, officers, employees, partners, shareholders, members, controlling persons, agents or independent contractors of the Manager, members of the Advisory Board, nor persons acting at the request of the Company in certain capacities with respect to other entities (collectively, the “Indemnified Parties”) will be liable to the Company, any series or any interest holders for any act or omission taken by the Indemnified Parties in connection with the business of the Company or any Series that has not been determined in a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

The Series will indemnify the Indemnified Parties out of its assets against all liabilities and losses (including amounts paid in respect of judgments, fines, penalties or settlement of litigation, including legal fees and expenses) to which they become subject by virtue of serving as Indemnified Parties with respect to the Company or the Series and with respect to any act or omission that has not been determined by a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

Description of the Asset Management Agreement

The Series will appoint the Manager to serve as Asset Manager (the “Asset Manager”) to manage the Underlying Asset pursuant to an asset management agreement (the “Asset Management Agreement”).

The services provided by the Asset Manager will include:

- Together with members of the Advisory Board, creating the asset maintenance policies for the collection of assets;

- Investigating, selecting, and, on behalf of the applicable series, engaging and conducting business with such persons as the Asset Manager deems necessary to ensure the proper performance of its obligations under the Asset Management Agreement, including but not limited to consultants, insurers, insurance agents, maintenance providers, storage providers and transportation providers and any and all persons acting in any other capacity deemed by the Asset Manager necessary or desirable for the performance of any of the services under the Asset Management Agreement; and

- Developing standards for the transportation and care of the underlying assets.

The Asset Management Agreement will terminate on the earlier of: (i) one year after the date on which the relevant Underlying Asset has been liquidated and the obligations connected to the Underlying Asset (including, contingent obligations) have been terminated, (ii) the removal of RSE Markets, Inc. as managing member of the Company (and thus all series of interests), (iii) upon notice by one party to the other party of a party’s material breach of the Asset Management Agreement or (iv) such other date as agreed between the parties to the Asset Management Agreement.

Each series will indemnify the Asset Manager out of its assets against all liabilities and losses (including amounts paid in respect of judgments, fines, penalties or settlement of litigation, including legal fees and expenses) to which they become subject by virtue of serving as Asset Manager under the Asset Management Agreement with respect to any act or omission that has not been determined by a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

Management Fee

As consideration for managing the Underlying Asset, the Asset Manager will be paid a semi-annual fee pursuant to the Asset Management Agreement equal to 50% of any available Free Cash Flow generated by the Series for such six-month time period (the “Management Fee”).  The Management Fee will only become payable if there are sufficient proceeds to distribute Free Cash Flow to the Interest Holders.

Asset selection

The Company targets a broad spectrum of assets globally in order to cater to a wide variety of tastes and investment strategies across the collectible automobile market. We intend to acquire automobile assets ranging from post-war European collectibles to modern exotics, American muscle cars to Japanese cult classics, as well as various other categories across the spectrum of investment-grade collectible automobiles. We will pursue acquisitions opportunistically on a global basis whenever we can leverage our industry specific knowledge or relationships to bring compelling investment opportunities to investors. It is our objective to acquire only the highest caliber assets (Condition 1 or 2 as defined by Hagerty and other similar industry valuation companies, although we may opportunistically choose to acquire assets of lesser qualities from time to time if we consider these to be prudent investments for the investors on the Rally Rd.™ Platform) and to appropriately maintain, monitor and manage the collection to support its continued value appreciation and to enable respectful enjoyment and utilization by the investors. We maintain an ongoing list of investment opportunities across the various asset categories we track, including

(i) Tier 1: comprehensive lists of makes, models and vintages that fit within the broad asset categories described above. Tier 1 assets provide a breadth of content for the Rally Rd.TM Platform and are viewed as assets for general consideration.

(ii) Tier 2: narrow lists of marquee assets that define each investment category as a whole in the hearts and minds of collectors and enthusiasts. In addition to being prudent investments, Tier 2 assets will also play a key role in promoting the Rally Rd.TM Platform because of their high consumer recognition factor.

(iii) Tier 3: target acquisition lists of assets that the Manager and Advisory Board believe would offer the greatest return on investment potential to Investors across various makes, models and vintages.

(iv) Tier 4: current acquisition lists of assets where the Manager and the Company are proactively searching for particular examples to present as opportunities for investment on the Rally Rd.TM Platform through RSE Collection.  Tier 4 lists include what we believe to be the most desirable assets in the collector automobile market at any time.

We anticipate that our Advisory Board will assist in the identification of collectible automobiles and in finding and identifying storage, maintenance specialists and other automotive related service providers. This will give the Company access to the highest quality assets and balanced information and decision making from information collected across a diverse set of constituents in the collectible automobile market, as well as a network of partners to ensure the highest standards of care for the underlying assets.

Our asset selection criteria were established by the Manager in consultation with members of our Advisory Board and are continually influenced by investor demand and current industry trends. The criteria are subject to change from time to time in the sole discretion of the Manager. Although we cannot guarantee positive investment returns on the assets we acquire, we endeavor to select assets that are projected to generate positive return on investment, primarily based upon the asset’s value appreciation potential as well as the potential for the Company to effectively monetize the asset through its Membership Experience Programs. The Manager, along with our Advisory Board, will endeavor to only select assets with known ownership history, maintenance and repair records, restoration details, VIN, engine and transmission numbers, certificates of authenticity, pre-purchase inspections, and other related records.  The Manager, along with our Advisory Board, also considers the condition of the assets, historical significance, ownership history and provenance, the historical valuation of the specific asset or comparable assets and our ability to relocate the asset to offer tangible experiences to Investors and members of the Rally Rd.™ Platform.  From time to time the Manager, in consultation with our expert network and Advisory Board, will decide to refurbish assets either prior to designating a series of interests associated with such asset on the platform or as part of an asset’s ongoing maintenance schedule. Any refurbishment will only be performed if it is deemed to be accretive to the value of the asset. The Manager, together with the Advisory Board, will review asset selection criteria at least annually. The Manager will seek approval from the Advisory Board for any major deviations from these criteria.

Through the Company’s network and Advisory Board, we believe that we will be able to identify and acquire collectible automobile assets of the highest quality and known provenance, as well as examples of potential “future classics,” and obtain proprietary access to factory limited production models, with the intent of driving returns for investors in the series of interests that owns the applicable asset. Concurrently, through the Rally Rd.™ Platform, we aim to bring together a significantly larger number of potential buyers with Automobile Sellers than traditional auction houses or dealers are able to achieve. Through this process, we believe we can source and syndicate assets more efficiently than the traditional markets and with significantly lower transaction and holding costs.

Asset acquisition

From time to time, and as was the case for the Series Boss Mustang, the Company or its Affiliates may elect to acquire an automobile opportunistically prior to the offering process. In such cases, the proceeds from the associated offering, net of any Brokerage Fee, Offering Expenses or other Acquisition Expenses or Sourcing Fee, will be used to reimburse the Company for the acquisition of the automobile or repay any loans made to the Company, plus applicable interest, to acquire such automobile.  The Company pre-purchased the Series Boss Mustang through a loan from an officer of the Manager as described in “Use of Proceeds”.

In the future, rather than pre-purchasing assets before the closing of an offering, the Company plans to negotiate with Automobile Sellers for the exclusive right to market, for a period of time (the “exclusivity period”) an automobile on the Rally Rd.™ Platform to Investors. The Company plans to achieve this by pre-negotiating a purchase price (or desired amount of liquidity) and entering into an asset purchase agreement with an Automobile Seller which would close simultaneously upon the closing of the offering of interests in the series associated with that automobile. Then, upon closing a successful offering, the Automobile Seller would be compensated with a combination of cash proceeds from the offering and, if elected, equity ownership in the series associated with the automobile (as negotiated in the asset purchase agreement for such automobile) and title to the automobile would be held by, or for the benefit of, the applicable series.

Asset liquidity

The Company intends to hold and manage all of the assets marketed on the Rally Rd.™ Platform indefinitely. Liquidity for Investors would be obtained by transferring their interests in a series (although there can be no guarantee that a secondary market for any series of interests will develop or that appropriate registrations to permit secondary trading will ever be obtained). However, should an offer to liquidate an entire asset materialize and be in the best interest of the investors, as determined by the Manager, the Manager together with the Advisory Board will consider the merits of such offers on a case-by-case basis and potentially sell the asset. Furthermore, should an asset become obsolete (e.g. lack Investor demand for its interests) or suffer from a catastrophic event, the Manager may choose to sell the asset.  As a result of a sale under any circumstances, the Manger would distribute the proceeds of such sale (together with any insurance proceeds in the case of a catastrophic event covered under the assets insurance contract) to the interest holders of the applicable series (after payment of any accrued liabilities or debt, including but not limited to balances outstanding under any Operating Expenses Reimbursement Obligation, on the asset or of the series at that time).

Facilities

The Manager intends to operate the Company and manage the collection in a manner that will focus on the ongoing security of all underlying assets. The Manager will store the Underlying Asset, along with other assets in a professional facility and in accordance with standards commonly expected when managing collectable automobiles of equivalent value and always as recommended by the Advisory Board.

The Company currently leases space in a purpose built, secure, temperature controlled automobile storage facility in Delaware for the purposes of storing the Underlying Asset in a highly controlled environment other than when the Underlying Asset is used in Membership Experience Programs or are otherwise being utilized for marketing or similar purposes. The facility is monitored by staff approximately 40 hours per week and is under constant video surveillance. Each of the underlying assets in the collection are inspected and exercised appropriately on a regular basis according to the maintenance schedule defined for each underlying asset by the Asset Manager in conjunction with members of the Advisory Board.

The Manager and the Asset Manager is located at 41 W 25th Street, 8th Floor, New York, NY 10010 and presently has three full-time employees and three part-time contractors.  The Company does not have any employees.

Government regulation

Regulation of the automobile industry varies from jurisdiction to jurisdiction and state to state. In any jurisdictions or states in which the Company operates, it may be required to obtain licenses and permits to conduct business, including dealer and sales licenses and automobile titles and registrations issued by state and local regulatory authorities, and will be subject to local laws and regulations, including, but not limited to, import and export regulations, emissions standards, laws and regulations involving sales, use, value-added and other indirect taxes.

Claims arising out of actual or alleged violations of law could be asserted against the Company by individuals or governmental authorities and could expose the Company or each series of interests to significant damages or other penalties, including revocation or suspension of the licenses necessary to conduct business and fines.

Legal proceedings

None of the Company, any series, the Manager, the Asset Manager or any director or executive officer of the Manager is presently subject to any material legal proceedings.

Allocations of expenses

To the extent relevant, Offering Expenses, Acquisition Expenses, Operating Expenses, revenue generated from underlying assets and any indemnification payments made by the Company will be allocated amongst the various interests in accordance with the Manager’s allocation policy, a copy of which is available to Investors upon written request to the Manager. The allocation policy requires the Manager to allocate items that are allocable to a specific series to be borne by, or distributed to (as applicable), the applicable series of interests.  If, however, an item is not allocable to a specific series but to the Company in general, it will be allocated pro rata based on the value of underlying assets (e.g., in respect of fleet level insurance) or the number of interests, as reasonably determined by the Manager or as otherwise set forth in the allocation policy. By way of example, as of the date hereof it is anticipated that revenues and expenses will be allocated as follows:

Revenue or Expense Item	Details	Allocation Policy (if revenue or expense is not clearly allocable to a specific underlying asset)
Revenue	Membership Experience Programs (Track-Day, Car Show, Rally Rd. Museum, etc.)	Allocable pro rata to the value of each underlying asset
	Asset sponsorship models	Allocable pro rata to the value of each underlying asset
Offering Expenses	Filing expenses related to submission of regulatory paperwork for a series	Allocable pro rata to the number of underlying assets
	Underwriting expense incurred outside of Brokerage Fee	Allocable pro rata to the number of underlying assets
	Legal expenses related to the submission of regulatory paperwork for a series	Allocable pro rata to the number of underlying assets
	Audit and accounting work related to the regulatory paperwork or a series	Allocable pro rata to the number of underlying assets
	Escrow agent fees for the administration of escrow accounts related to the offering	Allocable pro rata to the number of underlying assets
	Compliance work including diligence related to the preparation of a series	Allocable pro rata to the number of underlying assets
Acquisition Expense	Transportation of Underlying Asset as at time of acquisition	Allocable pro rata to the number of underlying assets
	Insurance for transportation of Underlying Asset as at time of acquisition	Allocable pro rata to the value of each underlying asset
	Preparation of marketing materials	Allocable pro rata to the number of underlying assets
	Asset technology (e.g., tracking device)	Allocable pro rata to the number of underlying assets
	Initial vehicle registration fee	Allocable directly to the applicable underlying asset
	Document fee	Allocable directly to the applicable underlying asset
	Title fee	Allocable directly to the applicable underlying asset
	Pre-Purchase Inspection	Allocable pro rata to the number of underlying assets
	Refurbishment and maintenance	Allocable directly to the applicable underlying asset
	Interest expense in the case an underlying asset was pre-purchased by the Company prior to the closing of an offering through a loan	Allocable directly to the applicable underlying asset

Operating Expense	Storage	Allocable pro rata to the number of underlying assets
	Security (e.g., surveillance and patrols)	Allocable pro rata to the number of underlying assets
	Custodial fees	Allocable pro rata to the number of underlying assets
	Appraisal and valuation fees	Allocable pro rata to the number of underlying assets
	Marketing expenses in connection with Membership Experience Programs	Allocable pro rata to the value of each underlying asset
	Annual registration renewal fee	Allocable directly to the applicable underlying asset
	Insurance	Allocable pro rata to the value of each underlying asset
	Maintenance	Allocable directly to the applicable underlying asset
	Transportation to Membership Experience Programs	Allocable pro rata to the number of underlying assets
	Audit, accounting and bookkeeping related to the reporting requirements of the series	Allocable pro rata to the number of underlying assets
	Other Membership Experience Programs related expenses (e.g., track hire, catering, facility management, film and photography crew)	Allocable pro rata to the value of each underlying asset
Indemnification Payments	Indemnification payments under the Operating Agreement	Allocable pro rata to the value of each underlying asset

Notwithstanding the foregoing, the Manager may revise and update the allocation policy from time to time in its reasonable discretion without further notice to the Investors.

MARKET OPPORTUNITY

The collectible automobile market has truly become a globalized industry as collectible automobiles have begun trading hands internationally and collectors and enthusiasts are attending an increasing number of auctions and trade shows across the globe.  The core markets remain the U.S. and Europe; however, growing markets for exotic and collectible automobiles in places such as China and the Middle East create more price insulation from localized market conditions as demand is less tied to the specific health of the general U.S. economy.  Automotive subcultures in different parts of the world, such as American Muscle Cars in Sweden or the growing trend of bespoke luxury cars in the UAE, also create unique opportunities and areas of growth outside of the established U.S. and various core European market places such as the UK, Germany and Italy.

We believe that the market for highly coveted, investment grade, collectible automobile assets will continue to appreciate and generate financial returns for Investors. We further believe that continued evolution of the macro-transportation environment and its transformation through technology should exacerbate the trend. Similarly, to the extent the macro-investment environment continues to be defined by moderate interest rates and potentially volatile returns in traditional asset classes, high performing alternative asset classes should continue to gain in prominence and benefit from positive funds flows into these asset classes. Like art and other passion asset classes, we believe that collectible automobiles will continue to become a more permanent part of many investors’ investment thesis, further increasing transparency and liquidity in this market. Sharing economy business models, like those offered by the Membership Experience Programs, will become a more efficient and enjoyable way to participate in the collector car hobby independent of investment activities, particularly among younger generations that derive more value from living asset-light and experience-heavy lifestyles.

The popularization of the collectible automobile market has been accelerated through the growth of automotive clubs, road rally events, televised and streaming automotive content (e.g., Top Gear, the Grand Tour and Jay Leno’s Garage), classic and exotic car “experiences” and auctions (e.g., Mecum Auctions, Barrett-Jackson Auctions or the Pebble Beach Concours d’Elegance), and the aforementioned broadening of the collectable scope of automobiles.  These all lead to increased participation and interest in collectible automobiles by a larger range of people and income classes. Even the millennial generation, which has at times been described as “dis-interested in automobiles”, are engaging in the hobby in relevant numbers as the older constituents of the generation start to have the means to push prices of “bedroom wall poster” cars ever higher.  This can be seen in the recent increase in demand for late model exotic cars from the 1980’s and 1990’s at large auctions and the explosive growth of the Japanese automotive market from that same time period.

We believe that the underlying rudiments of what makes a car valuable have also widened in breadth and scope in comparison to the rather traditional collectible automobile market of the 1960’s to 1990’s.  During that era, only cars from renowned manufacturers with particular relevance (generally from racing history or rarity) became particularly valuable.  We believe that today, the market also recognizes vehicles that are differentiated because of engineering significance, design, historical importance, nostalgia or the ultimate expression of a now outdated technologies or philosophies.  Cars that were not well regarded or popular when new can now see outsized value growth in today’s market versus the more traditional framework of the past, pushing entirely new categories of the collectible automobiles to market and thus supporting the continued growth and evolution of the overall collectible automobile market.

Another factor pushing the growth of the collectible automobile market is the paradigm shift the industry is facing in new technologies including modern driving technology and autonomous cars.  As new vehicles continue towards full autonomous control and electric and propulsion, there is now a factor of finality in vehicles from even recent history that are pushing the rapid price appreciation of many automobiles.  For example, the extreme price increase of late model Manual Ferraris versus the F1 Automated gearbox versions of the same car has been spurred by the end of production of exotic cars with a standard manual gearbox.  The coming years represent a continued acceleration of the paradigm shift in how cars are made and driven and the market is recognizing the significance of things like the last naturally aspirated versions of engines, the last pairing of a certain engine and gearbox or the last vehicles with unassisted or hydraulic assisted steering.  Ultimately, this results in the market recognizing the potential historical significance of cars that may only be a few years old as they mark the end of an era.

Although the global market is significantly larger, the key available, reliable statistics are for the U.S. market only.

The Hagerty Group estimates the 2016 collectible automobile market in the U.S. involved approximately $8 billion in transaction value. This represents a ~95% increase since 2010. It is believed that ~ 72% of collectible automobile transactions were consummated on a peer-to-peer basis, ~16% at auction and ~12% through dealers. As such, the majority of the market for buying and selling of collectible automobiles is outside of the public eye with very little transparency and extremely limited access to a large number of potential market participants.

According to Hagerty, the number of collectible automobiles sold at auction in the U.S. has accelerated considerably since 2010, increasing from ~$670 million to $1.31 billion in 2016. This has resulted in considerable market attention from the “spectator sport” nature of auction events and a number of auctions being broadcast on live television. This has attracted an increasing number of collectible automobile enthusiasts to attend auctions in person and watch them live on television in the hundreds of thousands and millions respectively. For example, according to the Discovery Channel (Velocity Network) statistics, 23 million people watched the Barrett-Jackson Scottsdale Arizona auction live through the Velocity Network in 2015 (the latest available statistics). This significantly outpaces the live ~320,000 attendees at the auction in 2017 and the relatively small number of investors at the auctions who are actually registered to bid on assets, which has remained in the 2,500 to 10,000 range for the event.

From 2006 to 2016 the industry’s key indexes (Hagerty, K500 and Deutscher Oldtimer Index, which comprise a range of assets covering the values of sought-after collectible automobiles mainly of the post-war era) have increased by approximately 170%. During the financial crisis of 2008 to 2010, the majority of these indexes remained relatively stable to slightly up, but all have recently increased significantly in the 2013 to 2015 period and have remained relatively flat / experienced minimal declines in 2016. On average the key indexes returned ~10% per annum from 2006 to 2016.

We believe the overall macro-economic environment remains favorable for high performing alternative asset classes, including collectible automobiles. Interest rates are expected to remain moderate (albeit rising) across most developed economies and returns in traditional asset classes such as stocks and investment grade bonds may remain volatile. In addition to the increased transparency generally across alternative asset classes, we believe that these factors will support the trend for investors to seek returns in alternative assets, which will continue to make these a more permanent component of investment strategies broadly.

MANAGEMENT

Manager

The Manager of the Company is RSE Markets, Inc., a Delaware corporation formed on April 28, 2016.

The Company operates under the direction of the Manager, which is responsible for directing the operations of our business, directing our day-to-day affairs, and implementing our investment strategy. The Manager has established a Board of Directors and an Advisory Board that will make decisions with respect to all asset acquisitions, dispositions and maintenance schedules. The Manager and its officers and directors are not required to devote all of their time to our business and are only required to devote such time to our affairs as their duties require.  The Manager is responsible for determining maintenance required in order to maintain or improve the asset’s quality, determining how to monetize the Series Boss Mustang and other underlying assets at Membership Experience Programs in order to generate profits and evaluating potential sale offers, which may lead to the liquidation of the Series Boss Mustang or other series as the case may be.

The Company will follow guidelines adopted by the Manager and implement policies set forth in the Operating Agreement unless otherwise modified by the Manager. The Manager may establish further written policies and will monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled. The Manager may change our objectives at any time without approval of our Interest Holders.  The Manager itself has no track record and is relying on the track record of its individual officers, directors and advisors.

The Manager performs its duties and responsibilities pursuant to our Operating Agreement. The Manager maintains a contractual, as opposed to a fiduciary relationship, with us and our Interest Holders. Furthermore, we have agreed to limit the liability of the Manager and to indemnify the Manager against certain liabilities.

Responsibilities of the Manager

The responsibilities of the Manager include:

Asset Sourcing and Disposition Services:

- Together with members of the Advisory Board, define and oversee the overall underlying asset sourcing and disposition strategy;

- Manage the Company’s asset sourcing activities including, creating the asset acquisition policy, organizing and evaluating due diligence for specific asset acquisition opportunities, and structuring partnerships with collectors, brokers and dealers who may provide opportunities to source quality assets;

- Negotiate and structure the terms and conditions of   acquisitions of assets with Automobile Sellers;

- Evaluate any potential asset takeover offers from third parties, which may result in asset dispositions, sales or other liquidity transactions;

- Structure and negotiate the terms and conditions of transactions pursuant to which underlying assets may be sold or otherwise disposed;

Services in Connection with an Offering:

- Create and manage all series of interest for offerings related to underlying assets on the Rally Rd.TM Platform;

- Develop offering materials, including the determination of its specific terms and structure and description of the underlying assets;

- Create and submit all necessary regulatory filings including, but not limited to, Commission filings and financial audits and coordinate with the broker of record, lawyers, accountants and escrow agents as necessary in such processes;

- Prepare all marketing materials related to offerings and obtain approval for such materials from the broker of record;

- Together with the broker of record, coordinate the receipt, collection, processing and acceptance of subscription agreements and other administrative support functions;

- Create and implement various technology services, transactional services, and electronic communications related to any offerings;

- All other necessary offering related services;

Asset Monetization Services:

- Create and manage all Membership Experience Programs and determine participation in such programs by any underlying assets;

- Evaluate and enter into service provider contracts related to the operation of Membership Experience Programs;

- Allocate revenues and costs related to Membership Experience Programs to the appropriate series in accordance with our allocation policy;

- Approve potential joint ventures, limited partnerships and other such relationships with third parties related to asset monetization and Membership Experience Programs;

Interest Holder Relationship Services:

- Provide any appropriate updates related to underlying assets or offerings electronically or through the Rally Rd.TM Platform;

- Manage communications with Interest Holders, including answering e-mails, preparing and sending written and electronic reports and other communications;

- Establish technology infrastructure to assist in providing Interest Holder support and services;

- Determine our distribution policy and determine amounts of and authorize Free Cash Flow distributions from time to time;

- Maintain Free Cash Flow funds in deposit accounts or investment accounts for the benefit of a Series;

Administrative Services:

- Manage and perform the various administrative functions necessary for our day-to-day operations;

- Provide financial and operational planning services and collection management functions including determination, administration and servicing of any Operating Expenses Reimbursement Obligation made to the Company or any series by the Manager to cover any Operating Expense shortfalls;

- Administer the potential issuance of additional Interests to cover any potential Operating Expense shortfalls;

- Maintain accounting data and any other information concerning our activities as will be required to prepare and to file all periodic financial reports and required to be filed with the Commission and any other regulatory agency, including annual and semi-annual financial statements;

- Maintain all appropriate books and records for the Company and all the series of interests;

- Obtain and update market research and economic and statistical data in connection with the underlying assets and the general collectible automobile market;

- Oversee tax and compliance services and risk management services and coordinate with appropriate third parties, including independent accountants and other consultants, on related tax matters;

- Supervise the performance of such ministerial and administrative functions as may be necessary in connection with our daily operations;

- Provide all necessary cash management services;

- Manage and coordinate with the transfer agent, if any, the process of making distributions and payments to Interest Holders or the transfer or re-sale of securities as may be permitted by law;

- Evaluate and obtain adequate insurance coverage for the underlying assets based upon risk management determinations;

- Provide timely updates related to the overall regulatory environment affecting the Company, as well as managing compliance with regulatory matters;

- Evaluate our corporate governance structure and appropriate policies and procedures related thereto; and

- Oversee all reporting, record keeping, internal controls and similar matters in a manner to allow us to comply with applicable law.

Executive Officers, Directors and Key Employees of the Manager

The following individuals constitute the Board of Directors, executive management and significant employees of the Manager:

Name	Age	Position	Term of Office (Beginning)
Christopher J. Bruno	37	Chief Executive Officer, Director	05/2016
Robert A. Petrozzo	33	Chief Product Officer	06/2016
Maximilian F. Niederste-Ostholt	37	Chief Financial Officer	08/2016
Alfred Eskandar	43	Director	5/2017
Christopher Freese	53	Director	10/2016
Joshua Silberstein	41	Director	10/2016
Arun Sundararajan	45	Director	10/2016

Background of Officers and Directors of the Manager

The following is a brief summary of the background of each director and executive officer of the Manager:

Christopher J. Bruno, Chief Executive Officer

Chris is a serial entrepreneur who has developed several online platform businesses. In 2013, Chris co-founded Network of One, a data-driven content investment platform focused on the YouTube market where he worked until 2016. Prior to Network of One, Chris co-founded Healthguru, a leading health information video platform on the web (acquired by Propel Media, Inc. OTC BB: PROM) where he worked from 2005 to 2013.

Chris began his career working in venture capital at Village Ventures where he invested in early-stage companies across the online media, telecommunications, software, medical devices, consumer products and e-commerce industries. Chris worked at Village Ventures from 2002 to 2005.

From 2004 to 2005, Chris also worked as an analyst directly for the management team of Everyday Health (NYSE: EVDY) during its growth phase.

Chris graduated magna cum laude with Honors from Williams College with a degree in Economics and received his MBA, beta gamma sigma, from the NYU Stern School of Business with a specialization in Finance and Entrepreneurship.

Robert A. Petrozzo, Chief Product Officer

Rob is a designer and creative thinker who has led the development of multiple award winning technology platforms in both the software and hardware arenas. For the past decade he has specialized in the product design space having created authoring components, architected the front-end of distribution platforms, and designed interactive content platforms for both consumers & enterprises. In his most recent role, he led the UX & UI effort at computer vision & robotics startup KeyMe, building interactive products from the ground up and deploying both mobile & kiosk based software nationwide. Rob worked at KeyMe from 2014 to 2016.

His previous roles include internal software design for Ares Management (2013 to 2014), and Creative Director at ScrollMotion (2010 to 2013), where he led a team of content creators and product developers to release a fully integrated authoring tool and over 300 custom enterprise apps for Fortune 50 and 100 clientele across 12 countries including Hearst, Roche, J&J, Genentech, and the NFL.

Rob received his degree in User-Centered Design with a peripheral curriculum in User Psychology from the University of Philadelphia.

Maximilian F. Niederste-Ostholt, Chief Financial Officer

Max has spent 9 years in the finance industry, working in the investment banking divisions of Lehman Brothers from 2007 to 2008 and Barclays from 2008 to 2016. At both firms he was a member of the healthcare investment banking group, most recently as Director focused on M&A and financing transactions in the Healthcare IT and Health Insurance spaces. Max has supported the execution of over $100 billion of financing and M&A transactions across various sectors of the healthcare space including buy-side and sell-side M&A assignments and financings across high grade and high yield debt, equities and convertible financings. Work performed on these transactions included amongst other aspects, valuation, contract negotiations, capital raising support and general transaction execution activities.

Prior to his career in investment banking, Max worked in management consulting at A.T. Kearney from 2002 to 2005 focused on engagements in the automotive, IT and healthcare spaces. During this time he worked on asset sourcing, logistics and process optimization projects.

Max graduated from Williams College with a Bachelor of Arts in Computer Science and Economics and received Master of Business Administration, beta gamma sigma, from NYU’s Stern School of Business.

Alfred Eskandar, Director

Alfred is a serial entrepreneur and executive with nearly 20 years of financial markets experience. He has been named multiples times in the Institutional Investor Trading Tech 40 ranking, most recently in 2016.

Since 2012 Alfred has been the Chief Executive Officer at Portware, LLC. Portware provides execution management systems for trading equities, foreign exchange, futures, options and fixed income. The company was acquired by FactSet Research Systems Inc. in 2015 for $265 million and Alfred remains CEO of the Portware division under FactSet ownership.

Prior to his position at Portware, Alfred was an executive team member and a founding employee of Liquidnet Holdings, Inc., a global institutional trading network that connects asset managers with large pools of liquidity and supports the execution of large equity and fixed income trades. During his 11 years at Liquidnet, Alfred held various leadership positions, most recently serving as the Head of U.S. Equities and previously various corporate strategy positions, including Global Head of Corporate Strategy and Director of Marketing.

During his time at Liquidnet, Alfred also led the acquisition of Miletus Trading, LLC, a quantitative and program trading broker-dealer, serving as President and Chief Executive Officer of Miletus during its integration period from 2007 to 2008.

Alfred holds a BBA in Finance and Economics from Baruch College.

Christopher Freese, Director

Chris is a Senior Partner and Managing Director with Boston Consulting Group (“BCG”). He leads BCG’s Insurance Practice in Europe and is an expert and global leader in “Digital Insurance”. Prior to his current role, he built BCG’s insurance business in the US.

Chris joined BCG in 1994 and has over 20 years of experience in management consulting. Within the insurance space he focuses on digital disruption and transformation, as well as sales and marketing strategies across various insurance sub-verticals including car and health insurance.

Some of his recent notable consulting engagements include: (i) creating customer focused digital market entry strategies for German and international insurance companies, (ii) designing and introducing digital ecosystems for a leading German public health insurer, and (iii) digitizing customer journeys for a leading international insurance group.

Chris holds a Master’s Degree in Economics from the University of Kiel and a PhD in Political Science and Government from the Massachusetts Institute of Technology/University of Göttingen.

Josh Silberstein, Director

Joshua is a seasoned operator and entrepreneur with in excess of 15 years of experience successfully building companies – as a founder, investor, board member, and CEO.

Joshua co-founded Healthguru in 2006, and led the company from idea to exit in 2013.  When Healthguru was acquired by Propel Media, Inc. (OTC BB: PROM), a publicly traded video syndication company, in 2013, Healthguru was a leading provider of health video on the web (as at 2013 it had 917 million streams and a 49.1% market share in health videos).

After the acquisition, Joshua joined Propel Media as President and completed a transformative transaction that quadrupled annual revenue and dramatically improved profitability.  When the deal – a reverse merger – was completed, it resulted in an entity with over $90 million in revenue and ~$30 million in EBITDA.

In the past several years, Joshua has taken an active role with more than a dozen companies (with ~$3 million to ~$47 million in revenue) – both in operating roles (Interim President, Chief Strategy Officer) and in an advisory capacity (to support a capital raise or lead an M&A transaction).

Earlier in his career, Joshua was a venture capitalist at BEV Capital, where he was part of teams that invested nearly $50 million in early-stage consumer businesses (including Alloy.com and Classmates Online), and held a number of other senior operating roles in finance, marketing, and business development.

Joshua has a BS in Economics from the Wharton School (summa cum laude) and an MBA from Columbia University (beta gamma sigma).

Arun Sundararajan, Director

Arun is Professor and the Robert L. and Dale Atkins Rosen Faculty Fellow at New York University’s (NYU) Stern School of Business, and an affiliated faculty member at many of NYU’s interdisciplinary research centers, including the Center for Data Science and the Center for Urban Science and Progress. He joined the NYU Stern faculty in 1998.

Arun’s research studies how digital technologies transform business, government and civil society. His current research topics include digital strategy and governance, crowd-based capitalism, the sharing economy, the economics of automation, and the future of work. He has published over 50 scientific papers in peer-reviewed academic journals and conferences, and over 30 op-eds in outlets that include The New York Times, The Financial Times, The Guardian, Wired, Le Monde, Bloomberg View, Fortune, Entrepreneur, The Economic Times, LiveMint, Harvard Business Review, Knowledge@Wharton and Quartz. He has given more than 250 invited talks at industry, government and academic forums internationally. His new book, “The Sharing Economy,” was published by the MIT Press in June 2016.

Arun is a member of the World Economic Forum’s Global Futures Council on Technology, Values and Policy. He interfaces with tech companies at various stages on issues of strategy and regulation, and with non-tech companies trying to understand how to forecast and address changes induced by digital technologies, He has provided expert input about the digital economy as part of Congressional testimony, and to various city, state and federal government agencies.

Arun holds a Ph.D. in Business Administration and an M.S. in Management Science from the University of Rochester, and a B. Tech. in Electrical Engineering from the Indian Institute of Technology, Madras.

Advisory Board

Responsibilities of the Advisory Board

The Advisory Board will support the Company, the Asset Manager and the Manager and consists of members of our expert network and additional advisors to the Manager. It is anticipated that the Advisory Board will review the Company’s relationship with, and the performance of, the Manager, and generally approve the terms of any material or related-party transactions.  In addition, it is anticipated that the Advisory Board will be responsible for the following:

(i) Approving, permitting deviations from, making changes to, and annually reviewing the asset acquisition policy;

(ii) Evaluating all asset acquisitions;

(iii) Evaluating any third party offers for asset acquisitions and approving asset dispositions that are in the best interest of the Company and the Interest Holders;

(iv) Providing guidance with respect to the appropriate levels of annual fleet level insurance costs and maintenance costs specific to each individual asset;

(v) Reviewing material conflicts of interest that arise, or are reasonably likely to arise with the managing member, on the one hand, and the Company, a series or the Economic Members, on the other hand, or the Company or a series, on the one hand, and another series, on the other hand;

(vi) Approving any material transaction between the Company or a series, on the one hand, and the Manager or any of its affiliates, another series or an interest holder, on the other hand, other than for the purchase of interests;

(vii) Reviewing the total fees, expenses, assets, revenues, and availability of funds for distributions to Interest Holders at least annually or with sufficient frequency to determine that the expenses incurred are reasonable in light of the investment performance of the assets, and that funds available for distributions to Interest Holders are in accordance with our policies; and

(viii) Approving any service providers appointed by the Manager in respect of the underlying assets.

 The resolution of any conflict of interest approved by the Advisory Board shall be conclusively deemed fair and reasonable to the Company and the Members and not a breach of any duty at law, in equity or otherwise.  The Members of the Advisory Board are not managers or officers of the Company or any series and do not have fiduciary or other duties to the interest holders of any series.

Compensation of the Advisory Board

The Manager will compensate the Advisory Board or their nominees (as so directed by an Advisory Board member) for their service by issuing to them shares of common stock in the Manager subject to traditional vesting terms. As such, it is anticipated that the members of the Advisory Board will be compensated by the Manager and that their costs will not be borne by any given Series of Interests, although members of the Advisory Board may be reimbursed by a series for out-of-pocket expenses incurred by such Advisory Board member in connection with a series of interests (e.g. travel related to evaluation of an asset).

Members of the Advisory Board

We plan to continue to build the Advisory Board over time and are in advanced discussions with various experts in the collectible automobile market. We have already established an informal network of expert advisors who support the Company in asset acquisitions, valuations and negotiations. To date three individuals have formally joined the Manager’s Advisory Board:

Steve Linden

Steve is a leading expert in classic car appraisal and restoration with over 25 years of experience in the industry. He is the president of stevelinden.com, the classic car appraisal business he founded in 2001. In addition, Steve is the co-founder in Chief Investment Officer of Chrome Strategies Management, an alternative asset investment manager founded in 2015. Steve is the author of Car Collecting:  Everything You Need to Know, and writes a weekly newspaper column called Classic Car Doctor for New York’s Newsday. Steve has appeared and/or been quoted on Jay Leno’s Garage, Fox Business News Channel, Fox Television, The Wall Street Journal, Discovery Channel, The New York Times, The Associated Press, Money Magazine and Kiplinger’s Report as well as syndicated radio talk shows.

Steve is an expert commentator on classic and collectible cars and motorcycles. He is a qualified USPAP Appraiser and is on NADA’s Antique, Classic and Collectible Car Advisory Board. He consults numerous clients on appraisals of classic and collectible vehicles, and specializes in services related to purchases, sales and export, as well as on legal and tax matters. He has appraised over $100 million worth of collector cars.

Roger Wiegley

Roger has over 30 years of legal and risk management experience.  He is a practicing attorney through his company Roger Wiegley Law Offices, which he started in 2013.  He is also a senior adviser to KPMG (insurance and reinsurance) as well as a consultant to several AXA companies in Europe and the United States, and he is the founder and a director of Global Risk Consulting, Ltd., a UK consulting company.

Roger spent the first 18 years of his career practicing law at Sullivan & Cromwell; Sidley & Austin; and Pillsbury Winthrop Shaw Pittman, focused on clients in the financial sector. From 1998 to 2001 he was the chief counsel for the commercial bank branches of Credit Suisse First Boston in the Americas, and served as Head of Regional Oversight for CSFB in the Asia-Pacific Region. He held various other general counsel and legal positions at various companies including Winterthur Swiss Insurance Company and Westmoreland Coal Company from 2001 to 2007. From 2008 to 2013, Roger was the Global General Counsel of AXA Liabilities Managers.

Joseph J. Amodio (aka “Uncle Joe”)

Uncle Joe has over 30 years of experience as a new car dealer, used car dealer, independent lessor, as well as in the acquisition, leasing, importing and exporting of vehicles from Europe and Canada.  In 2001 he founded International Motorcars, Inc., which has been involved in the acquisition, appraisal and sale of collectible and luxury cars, both in the U.S. and internationally.

In addition, Uncle Joe was one of the pioneers of independent leasing, as well as paint-less dent removal.  He founded Gold Key Leasing and Wings and Wheels Leasing in 1990, prior to the creation of the now common leasing programs by the manufacturers.  He founded Dent Magician, a leading provider in paint-less dent removal, in 2001 and sold it to Dent Wizard in 2007.

COMPENSATION

Compensation of Executive Officers

We do not currently have any employees nor do we currently intend to hire any employees who will be compensated directly by the Company. Each of the executive officers of the Manager manage our day-to-day affairs, oversee the review, selection and recommendation of investment opportunities, service acquired investments and monitor the performance of these investments to ensure that they are consistent with our investment objectives. Each of these individuals receives compensation for his or her services, including services performed for us on behalf of the Manager, from RSE Markets, Inc.  Although we will indirectly bear some of the costs of the compensation paid to these individuals, through fees we pay to the Manager, we do not intend to pay any compensation directly to these individuals.

Compensation of Manager

The Manager may receive Sourcing Fees and reimbursement for costs incurred relating to this and other offerings (e.g., Offering Expenses and Acquisition Expenses) and, in its capacity as Asset Manager, a Management Fee. Neither the Manager nor its affiliates will receive any selling commissions or dealer manager fees in connection with the offer and sale of the Interests.

The annual compensation of the Manager for Fiscal Year 2016 was as follows:

Name	Capacities in which compensation was received (e.g., Chief Executive Officer, director, etc.)	Cash compensation ($)	Other compensation ($)	Total compensation ($)
RSE Markets, Inc.	Manager	$0	$0	$0

With the closing of our first offering for Series of Interest #77LE1 on April 13, 2017, the Manager received a Sourcing Fee of $3,691. The Manager will receive Sourcing Fees for each subsequent offering for series of interests in the Company that Closes.

In addition, should a series revenue exceed its ongoing Operating Expenses and various other potential financial obligations of the series, the Manager in its capacity as the Asset Manager may receive a Management Fee as described in “Description of the Business –Management Fee.” To date, no Management Fees have been paid by any series and we do not expect to pay any Management Fees in Fiscal Year 2017.

A more complete description of Management of the Company is included in “Description of the Business” and “Management”.

PRINCIPAL INTEREST HOLDERS

The Company is managed by RSE Markets, Inc. At the Closing of this Offering, RSE Markets, Inc. or an affiliate will own at least 2% of the Interests in the Series #69BM1 (40 Interests), acquired on the same terms as the other Investors, provided that no Brokerage Fees will be payable in respect thereof. Throughout the Offering, RSE Markets, Inc. or an affiliate, has the right to purchase up to an additional 8% of the Interests, capped at 200 Interests or 10% in total of Series #69BM1.  RSE Markets, Inc. or an affiliate may sell some or all of the Interests acquired pursuant to this Offering from time to time after the Closing.  The address of RSE Markets, Inc. is 41 W. 25th Street, 8th Floor, New York, NY 10010.

As of May 1, 2017, the securities of the Company are beneficially owned as follows:

Title of class	Name of beneficial owner	Amount and nature of beneficial ownership	Amount and nature of beneficial ownership acquirable	Percent of class
Interests –Series #77LE1	RSE Markets, Inc.	200 Interests	N/A	10%
Interests – Series #69BM1	RSE Markets, Inc.	1 Interest	N/A	100%*

*Upon designation of the Series, RSE Markets, Inc. became the initial member holding 100% of the interest in the Series.  Upon the Closing of the Offering, RSE Markets, Inc. expects to own 2% of the Series (40 Interests).

As of April 13, 2017, the Company has completed the funding for its first Series of Interest #77LE1, through a Rule 506(c) private placement for a total offering value of $77,700. At the close of this offering, the Manager owned 200 Interests in Series #77LE1 and 35 other investors held the remainder of the Interests.

DESCRIPTION OF INTERESTS OFFERED

The following is a summary of the principal terms of, and is qualified by reference to the Operating Agreement, attached hereto as Exhibit 2.2, and the Subscription Agreement, attached hereto as Exhibit 4.1, relating to the purchase of the applicable Series of Interests.  This summary is qualified in its entirety by reference to the detailed provisions of those agreements, which should be reviewed in their entirety by each prospective Investor.  In the event that the provisions of this summary differ from the provisions of the Operating Agreement or the Subscription Agreement (as applicable), the provisions of the Operating Agreement or the Subscription Agreement (as applicable) shall apply.  Capitalized terms used in this summary that are not defined herein shall have the meanings ascribed thereto in the Operating Agreement.

Description of the Interests

The Company is a series limited liability company formed pursuant to Section 18-215 of the Delaware Limited Liability Company Act (the “LLC Act”).  The purchase of membership interests in Series #69BM1 of the Company is an investment only in Series #69BM1 and not an investment in the Company as a whole.  In accordance with the LLC Act, the Series #69BM1 Interests are, and any other series of interests if issued in the future will be, a separate series of limited liability company interests of the Company and not in a separate legal entity. The Company has not issued, and will not issue, any class of Series #69BM1 Interests entitled to any preemptive, preferential or other rights that are not otherwise available to the Interest Holders purchasing Interest in connection with this Offering.

Title to the underlying assets will be held by, or for the benefit of, the applicable series of interests.  We intend that each series of interests will own its own collectible automobile.  We do not anticipate that Series #69BM1 will acquire any collectible automobiles other than the Series Boss Mustang.  A new series of interests will be issued for future automobiles.  An Investor who invests in this Offering will not have any indirect interest in any other collectible automobile unless the investor also participates in a separate offering associated with that other collectible automobile.

Section 18-215(b) of the LLC Act provides that, if certain conditions are met, (including that certain provisions are in the formation and governing documents of the series limited liability company, and if the records maintained for any such series account for the assets associated with such series separately from the assets of the limited liability company, or any other series), then the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series shall be enforceable only against the assets of such series and not against the assets of the limited liability company generally or any other series.  Accordingly, the Company expects the Manager to maintain separate, distinct records for each series and its associated assets and liabilities.  As such, the assets of a series include only the automobile associated with that series and other related assets (e.g., cash reserves).  As noted in the “Risk Factors” section, the limitations on inter-series liability provided by Section 18-215(b) have never been tested in federal bankruptcy courts and it is possible that a bankruptcy court could determine that the assets of one series of interests should be applied to meet the liabilities of the other series of interests or the liabilities of the Company generally where the assets of such other series of interests or of the Company generally are insufficient to meet the Company’s liabilities.

Section 18-215(c) of the LLC Act provides that a series of interests established in accordance with Section 18-215(b) may carry on any lawful business, purpose or activity, other than the business of banking, and has the power and capacity to, in its own name, contract, hold title to assets (including real, personal and intangible property), grant liens and security interests, and sue and be sued.  The Company intends for each series of interests to conduct its business and enter into contracts in its own name to the extent such activities are undertaken with respect to a particular series and title to the relevant underlying asset will be held by, or for the benefit of, the relevant series.

All of the Series #69BM1 Interests offered by this Offering Circular will be duly authorized and validly issued.  Upon payment in full of the consideration payable with respect to the Series #69BM1 Interests, as determined by the Manager, the Interest Holders of such Series #69BM1 Interests will not be liable to the Company to make any additional capital contributions with respect to such Series #69BM1 Interests (except for the return of distributions under certain circumstances as required by Sections 18-215, 18-607 and 18-804 of the LLC Act).  Holders of Series #69BM1 Interests have no conversion, exchange, sinking fund, redemption or appraisal rights, no pre-emptive rights to subscribe for any Interests and no preferential rights to distributions.

In general, the Interest Holders of Series #69BM1 Interests (which may include the Manger, its affiliates or the Automobile Sellers) will participate exclusively in 50% of the available Free Cash Flow derived from the Series Boss Mustang less expenses (as described in “Distribution rights” below).  The Manager, an affiliate of the Company, will own a minimum of 40 (or 2%) Series #69BM1 Interests acquired for the same price as all other Investors. The Manager has the option to purchase an additional 160 Interests at $57.50 per Interest as part of the Offering for a total of 200 Interests (or 10%).  The Manger may sell its Interests pursuant to this Offering Statement from time to time after the Closing of this Offering.  The Manager has the authority under the Operating Agreement to cause the Company to issue Interests to investors as well as to other Persons for such cost (or no cost) and on such terms as the Manager may determine, subject to the terms set forth in the Series Designation attached hereto as Exhibit 3.2.

The Series #69BM1 Interests will use the proceeds of the Offering to repay the loan taken to acquire the Series Boss Mustang as well as pay certain fees and expenses related to the acquisition and the Offering (please see the “Use of Proceeds” section for further details). An Investor in this Offering will acquire an ownership interest in the Series #69BM1 Interests and not, for the avoidance of doubt, in (i) the Company, (ii) any other series of interests other than the Series #69BM1 Interests, (iii) the Manager, (iv) the Rally Rd.™ Platform or (v) the Underlying Asset or any underlying asset owned by any other series of interest. Although our interests will not immediately be listed on a stock exchange and a liquid market in the Interest cannot be guaranteed, we plan to create our own trading market or partner with an existing platform to allow for trading of the Interests (please review additional risks related to liquidity in the “Risk Factors” section).

Further issuance of Interests

Only Series #69BM1 Interests are being offered and sold pursuant to this Offering Circular.  The Operating Agreement provides that the Company may issue a maximum of 2,000 Series #69BM1 Interests to no more than 2,000 qualified purchasers (no more than 500 of which may be non-accredited investors). The Manager has the option to issue additional Interests (in addition to those issued in connection with this Offering) on the same terms as the Series #69BM1 Interests offered hereunder as is required from time to time in order to pay any Operating Expenses which exceed revenue generated from the Underlying Asset.

Distribution rights

The Manager has sole discretion in determining what distributions of Free Cash Flow, if any, are made to Interest Holders except as otherwise limited by law or the Operating Agreement. The Company expects the Manager to distribute any Free Cash Flow on a semi-annual basis as set forth below.  However, the Manager may change the timing of distributions or determine that no distributions shall be made in its sole discretion.

Any Free Cash Flow generated by the Series of Interests from the utilization of the Underlying Asset shall be applied, with respect to the Series, in the following order of priority:

(i) repay any amounts outstanding under Operating Expenses Reimbursement Obligation plus accrued interest, and

(ii) thereafter, to create such reserves as the Manager deems necessary, in its sole discretion, to meet future Operating Expenses, and

(iii) thereafter, 50% (net of corporate income taxes applicable to such Series of Interests) by way of distribution to the Interest Holders of the Series of Interests, which may include the Automobile Sellers of the Underlying Asset or the Manager or any of its affiliates, and

(iv) 50% to the Asset Manager in payment of the Management Fee.

No series will distribute an underlying asset in kind to its interest holders.

The LLC Act (Section 18-607) provides that a member who receives a distribution with respect to a series and knew at the time of the distribution that the distribution was in violation of the LLC Act shall be liable to the series for the amount of the distribution for three years.  Under the LLC Act, a series limited liability company may not make a distribution with respect to a series to a member if, after the distribution, all liabilities of such series, other than liabilities to members on account of their limited liability company interests with respect to such series and liabilities for which the recourse of creditors is limited to specific property of such series, would exceed the fair value of the assets of such series.  For the purpose of determining the fair value of the assets of the series, the LLC Act provides that the fair value of property of the series subject to liability for which recourse of creditors is limited shall be included in the assets of such series only to the extent that the fair value of that property exceeds the nonrecourse liability. Under the LLC Act, an assignee who becomes a substituted member of a company is liable for the obligations of his assignor to make contributions to the company, except the assignee is not obligated for liabilities unknown to it at the time the assignee became a member and that could not be ascertained from the operating agreement.

Redemption provisions

The Interests are not redeemable.

Registration rights

There are no registration rights in respect of the Interests.

Voting rights

The Manager is not required to hold an annual meeting of Interest Holders.  The Operating Agreement provides that meetings of interest holders may be called by the Manager and a designee of the Manager shall act as chairman at such meetings.  The Investor does not have any voting rights as an interest holder in the Company or a series except with respect to:

(i) the removal of the Manager;

(ii) the dissolution of the Company upon the for-cause removal of the Manager, and

(iii) an amendment to the Operating Agreement that would:

a. enlarge the obligations of, or adversely effect, an interest holder in any material respect;

b. reduce the voting percentage required for any action to be taken by the holders of interests in the Company under the Operating Agreement;

c. change the situations in which the Company and any series can be dissolved or terminated;

d. change the term of the Company (other than the circumstances provided in the Operating Agreement); or

e. give any person the right to dissolve the Company.

When entitled to vote on a matter, each interest holder will be entitled to one vote per interest held by it on all matters submitted to a vote of the interest holders of an applicable series or of the interest holders of all series of the Company, as applicable.  The removal of the Manager as manager of the Company and all series of interests must be approved by two-thirds of the votes that may be cast by all interest holders in any series of the Company. All other matters to be voted on by the Interest Holders must be approved by a majority of the votes cast by all interest holders in any series of the Company present in person or represented by proxy.

The consent of the holders of a majority of the Interests of the Series is required for any amendment to the Operating Agreement that would adversely change the rights of the Series #69BM1 Interests, result in mergers, consolidations or conversions of the Series #69BM1 Interests and for any other matter as the Manager, in its sole discretion, determines will require the approval of the holders of the Interests voting as a separate class.

The Manager or its affiliates (if they hold series of interests) may not vote as an interest holder in respect of any matter put to the Interest Holders.  However, the submission of any action of the Company or a series for a vote of the Interest Holders shall first be approved by the Manager and no amendment to the Operating Agreement may be made without the prior approval of the Manager that would decrease the rights of the Manager or increase the obligations of the Manager thereunder.

The Manager has broad authority to take action with respect to the Company and any series.  See “Management” for more information.  Except as set forth above, the Manager may amend the Operating Agreement without the approval of the interest holders to, among other things, reflect the following:

• the merger of the Company, or the conveyance of all of the assets to, a newly-formed entity if the sole purpose of that merger or conveyance is to effect a mere change in the legal form into another limited liability entity;

• a change that the Manager determines to be necessary or appropriate to implement any state or federal statute, rule, guidance or opinion;

• a change that the Manager determines to be necessary, desirable or appropriate to facilitate the trading of interests;

• a change that the Manager determines to be necessary or appropriate for the Company to qualify as a limited liability company under the laws of any state or to ensure that each series will continue to qualify as a corporation for U.S. federal income tax purposes;

• an amendment that the Manager determines, based upon the advice of counsel, to be necessary or appropriate to prevent the Company, the Manager, or the officers, agents or trustees from in any manner being subjected to the provisions of the Investment Company Act 1940, the Investment Advisers Act 1940 or “plan asset” regulations adopted under ERISA, whether or not substantially similar to plan asset regulations currently applied or proposed;

• any amendment that the Manager determines to be necessary or appropriate for the authorization, establishment, creation or issuance of any additional series;

• an amendment effected, necessitated or contemplated by a merger agreement that has been approved under the terms of the Operating Agreement;

• any amendment that the Manager determines to be necessary or appropriate for the formation by the Company of, or its investment in, any corporation, partnership or other entity, as otherwise permitted by the Operating Agreement;

• a change in the fiscal year or taxable year and related changes; and

• any other amendments which the Manager deems necessary or appropriate to enable the Manager to exercise its authority under the Agreement.

In each case, the Manager may make such amendments to the Operating Agreement provided the Manager determines that those amendments:

• do not adversely affect the interest holders (including any particular series of interests as compared to other series of interests) in any material respect;

• are necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute;

• are necessary or appropriate to facilitate the trading of interests or to comply with any rule, regulation, guideline or requirement of any securities exchange on which the interests may be listed for trading, compliance with any of which the Manager deems to be in the best interests of the Company and the interest holders;

• are necessary or appropriate for any action taken by the Manager relating to splits or combinations of interests under the provisions of the Operating Agreement; or

• are required to effect the intent expressed in this prospectus or the intent of the provisions of the Operating Agreement or are otherwise contemplated by the Operating Agreement.

Furthermore, the Manager retains sole discretion to create and set the terms of any new series and will have the sole power to acquire, manage and dispose of underlying asset of each series.

Liquidation rights

The Operating Agreement provides that the Company shall remain in existence until the earlier of the following: (i) the election of the Manager to dissolve it; (ii) the sale, exchange or other disposition of substantially all of the assets of the Company; (iii) the entry of a decree of judicial dissolution of the Company; (iv) at any time that the Company no longer has any members, unless the business is continued in accordance with the LLC Act; and (v) a vote by a majority of all interest holders of the Company following the for-cause removal of the Manager.  Under no circumstances may the Company be wound up in accordance with Section 18-801(a)(3) of the LLC Act (i.e., the vote of members who hold more than two-thirds of the interests in the profits of the Company).

A series shall remain in existence until the earlier of the following: (i) the dissolution of the Company, (ii) the election of the Manager to dissolve such series; (iii) the sale, exchange or other disposition of substantially all of the assets of the series; (iv) at any time that the series no longer has any members, unless the business is continued in accordance with the LLC Act.  Under no circumstances may a series of interests be wound up in accordance with Section 18-801(a)(3) of the LLC Act (i.e., the vote of members holding more than two-thirds of the interests in the profits of the series of interests).

Upon the occurrence of any such event, the Manager (or a liquidator selected by the Manager) is charged with winding up the affairs of the series of interests or the Company as a whole, as applicable, and liquidating its assets. Upon the liquidation of a series of interests or the Company as a whole, as applicable, the underlying assets will be liquidated and any after-tax proceeds distributed: (i) first, to any third party creditors, (ii) second, to any creditors that are the Manager or its affiliates (e.g., payment of any outstanding Operating Expenses Reimbursement Obligation), and thereafter, (iii) to the interest holders of the relevant series of interests, allocated pro rata based on the number of interests held by each interest holder (which may include the Manager, any of its affiliates and the Automobile Seller and which distribution within a series will be made consistent with any preferences which exist within such series).

Transfer restrictions

The Interests are subject to restrictions on transferability. An Interest Holder may not transfer, assign or pledge its Interests without the consent of the Manager.  The Manager may withhold consent in its sole discretion, including when the Manager determines that such transfer, assignment or pledge would result in (a) there being more than 2,000 beneficial owners of the Series or more than 500 beneficial owners of the Series that are not “accredited investors”, (b) the assets of the Series being deemed “plan assets” for purposes of ERISA, (c) such Interest Holder holding in excess of 19.9% of the Series, (d) result in a change of US federal income tax treatment of the Company and the Series, or (e) the Company, the Series or the Manager being subject to additional regulatory requirements. The transferring interest holder is responsible for all costs and expenses arising in connection with any proposed transfer (regardless of whether such sale is completed) including any legal fees incurred by the Company or any broker or dealer, any costs or expenses in connection with any opinion of counsel and any transfer taxes and filing fees.  The Manager may transfer all or any portion of the interests held by the Manager at any time and from time to time

Additionally, unless and until the Interests of the Company are listed or quoted for trading, there are restrictions on the holder’s ability to the pledge or transfer the Interests.  There can be no assurance that we will, or will be able to, register the Interests for resale. Therefore, Investors may be required to hold their Interests indefinitely. Please refer to Exhibit 4.1 – Form of Subscription Agreement for additional information regarding these restrictions.  The Interests issued in this Offering will bear a legend setting forth these restrictions on transfer and any legends required by state securities laws.

Agreement to be bound by the Operating Agreement; power of attorney

By purchasing Interests, the Investor will be admitted as a member of the Company and will be bound by the provisions of, and deemed to be a party to, the Operating Agreement.  Pursuant to the Operating Agreement, each Investor grants to the Manager a power of attorney to, among other things, execute and file documents required for the Company’s qualification, continuance or dissolution. The power of attorney also grants the Manager the authority to make certain amendments to, and to execute and deliver such other documents as may be necessary or appropriate to carry out the provisions or purposes of, the Operating Agreement.

Duties of officers

The Operating Agreement provides that, except as may otherwise be provided by the Operating Agreement, the property, affairs and business of each series of interests will be managed under the direction of the Manager.  The Manager has the power to appoint the officers and such officers have the authority and exercise the powers and perform the duties specified in the Operating Agreement or as may be specified by the Manager. The Manager intends to appoint RSE Markets, Inc. as the Asset Manager of each series of interests to manage the underlying assets.

The Company may decide to enter into separate indemnification agreements with the directors and officers of the Company, the Manager or the Asset Manager (including if the Manager or Asset Manager appointed is not RSE Markets, Inc.).  If entered into, each indemnification agreement is likely to provide, among other things, for indemnification to the fullest extent permitted by law and the Operating Agreement against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim.  The indemnification agreements may also provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to the Company if it is found that such indemnitee is not entitled to such indemnification under applicable law and the Operating Agreement.

Books and reports

The Company is required to keep appropriate books of the business at its principal offices.  The books will be maintained for both tax and financial reporting purposes on a basis that permits the preparation of financial statements in accordance with GAAP.  For financial reporting purposes and tax purposes, the fiscal year and the tax year are the calendar year, unless otherwise determined by the Manager in accordance with the Internal Revenue Code.  The Manager will file with the Commission periodic reports of the Company as required by 17 CFR §230.257.

Under the Securities Act, we must update this Offering Circular upon the occurrence of certain events, such as asset acquisitions. We will file updated offering circulars and offering circular supplements with the Commission. We are also subject to the informational reporting requirements of the Exchange Act that are applicable to Tier 2 companies whose securities are registered pursuant to Regulation A, and accordingly, we will file annual reports, semiannual reports and other information with the Commission. In addition, we plan to provide Interest Holders with periodic updates, including offering circulars, offering circular supplements, pricing supplements, information statements and other information.

We will provide such documents and periodic updates electronically through the Rally Rd.TM Platform. As documents and periodic updates become available, we will notify Interest Holders of this by sending the Interest Holders an email message or a message through the Rally Rd.TM Platform that will include instructions on how to retrieve the periodic updates and documents. If our email notification is returned to us as “undeliverable,” we will contact the Interest Holder to obtain an updated email address. We will provide Interest Holders with copies via email or paper copies at any time upon request. The contents of the Rally Rd.TM Platform are not incorporated by reference in or otherwise a part of this Offering Circular.

Exclusive jurisdiction

Any dispute in relation to the Operating Agreement is subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, and each Investor will covenant and agree not to bring any such claim in any other venue. If an Interest Holder were to bring a claim against the Company or the Manager pursuant to the Operating Agreement, it would have to do so in the Delaware Court of Chancery.

Listing

The Interests are not currently listed or quoted for trading on any national securities exchange or national quotation system.

MATERIAL UNITED STATES TAX CONSIDERATIONS

The following is a summary of the material United States federal income tax consequences of the ownership and disposition of the Interests to United States holders, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in United States federal income tax consequences different from those set forth below. We have not sought any ruling from the Internal Revenue Service (the “IRS”), with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.

This summary also does not address the tax considerations arising under the laws of any United States state or local or any non-United States jurisdiction or under United States federal gift and estate tax laws. In addition, this discussion does not address tax considerations applicable to an Investor’s particular circumstances or to Investors that may be subject to special tax rules, including, without limitation:

(i) banks, insurance companies or other financial institutions;

(ii) persons subject to the alternative minimum tax;

(iii) tax-exempt organizations;

(iv) dealers in securities or currencies;

(v) traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

(vi) persons that own, or are deemed to own, more than five percent of our Interests (except to the extent specifically set forth below);

(vii) certain former citizens or long-term residents of the United States;

(viii) persons who hold our Interests as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction;

(ix) persons who do not hold our Interests as a capital asset within the meaning of Section 1221 of the Code (generally, for investment purposes); or

(x) persons deemed to sell our Interests under the constructive sale provisions of the Code.

In addition, if a partnership, including any entity or arrangement, domestic or foreign, classified as a partnership for United States federal income tax purposes, holds Interests, the tax treatment of a partner generally will depend on the status of the partner and upon the activities of the partnership. Accordingly, partnerships that hold Interests, and partners in such partnerships, should consult their tax advisors.

You are urged to consult your tax advisor with respect to the application of the United States federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our Interests arising under the United States federal estate or gift tax rules or under the laws of any United States state or local or any foreign taxing jurisdiction or under any applicable tax treaty.

Definitions

U.S. Holder. A “U.S. Holder” includes a beneficial owner of the Interests that is, for U.S. federal income tax purposes, an individual citizen or resident of the United States.

Taxation of each Series of Interests as a “C” Corporation

The Company, although formed as a Delaware series limited liability company eligible for tax treatment as a “partnership,” has affirmatively elected for each Series of Interests, including the #69BM1 Interests, to be taxed as a “C” corporation under Subchapter C of the Code for all federal and state tax purposes. Thus each Series of Interests, including the #69BM1 Interests,  will be taxed at regular corporate rates on its income before making any distributions to Interest Holders as described below.

Taxation of Distributions to Investors

Distributions to U.S. Holders out of the Company’s current or accumulated earnings and profits will be taxable as dividends. A U.S. Holder who receives a distribution constituting “qualified dividend income” may be eligible for reduced federal income tax rates. U.S. Holders are urged to consult their tax advisors regarding the characterization of corporate distributions as “qualified dividend income”. Distributions in excess of the Company’s current and accumulated earnings and profits will not be taxable to a U.S. Holder to the extent that the distributions do not exceed the adjusted tax basis of the U.S. Holder’s Interests. Rather, such distributions will reduce the adjusted basis of such U.S. Holder’s Interests. Distributions in excess of current and accumulated earnings and profits that exceed the U.S. Holder’s adjusted basis in its Interests will be taxable as capital gain in the amount of such excess if the Interests are held as a capital asset. Investors should note that Section 1411 of the Code, added by the Health Care and Education Reconciliation Act of 2010, added a new 3.8% tax on certain investment income (the “3.8% NIIT”), effective for taxable years beginning after December 31, 2012. In general, in the case of an individual, this tax is equal to 3.8% of the lesser of (i) the taxpayer’s “net investment income” or (ii) the excess of the taxpayer’s adjusted gross income over the applicable threshold amount ($250,000 for taxpayers filing a joint return, $125,000 for married individuals filing separate returns and $200,000 for other taxpayers). In the case of an estate or trust, the 3.8% tax will be imposed on the lesser of (x) the undistributed net investment income of the estate or trust for the taxable year, or (y) the excess of the adjusted gross income of the estate or trust for such taxable year over a beginning dollar amount (currently $7,500 of the highest tax bracket for such year). U.S. Holders should note that for tax years beginning in 2013 and thereafter dividends will be included as investment income in the determination of “net investment income” under Section 1411(c) of the Code.

Taxation of Dispositions of Interests

Upon any taxable sale or other disposition of our Interests, a U.S. Holder will recognize gain or loss for federal income tax purposes on the disposition in an amount equal to the difference between the amount of cash and the fair market value of any property received on such disposition; and the U.S. Holder’s adjusted tax basis in the Interests. A U.S. Holder’s adjusted tax basis in the Interests generally equals his or her initial amount paid for the Interests and decreased by the amount of any distributions to the Investor in excess of the Company’s current or accumulated earnings and profits. In computing gain or loss, the proceeds that U.S. Holders receive will include the amount of any cash and the fair market value of any other property received for their Interests, and the amount of any actual or deemed relief from indebtedness encumbering their Interests. The gain or loss will be long-term capital gain or loss if the Interests are held for more than one year before disposition. Long-term capital gains of individuals, estates and trusts currently are taxed at a maximum rate of 20% (plus any applicable state income taxes) plus the 3.8% NIIT. The deductibility of capital losses may be subject to limitation and depends on the circumstances of a particular U.S. Holder; the effect of such limitation may be to defer or to eliminate any tax benefit that might otherwise be available from a loss on a disposition of the Interests. Capital losses are first deducted against capital gains, and, in the case of non-corporate taxpayers, any remaining such losses are deductible against salaries or other income from services or income from portfolio investments only to the extent of $3,000 per year.

Backup Withholding and Information Reporting

Generally, the Company must report annually to the IRS the amount of dividends paid to you, your name and address, and the amount of tax withheld, if any. A similar report will be sent to you.

Payments of dividends or of proceeds on the disposition of the Interests made to you may be subject to additional information reporting and backup withholding at a current rate of 28% unless you establish an exemption. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that you are a United States person.

Backup withholding is not an additional tax; rather, the United States income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

The preceding discussion of United States federal tax considerations is for general information only. It is not tax advice. Each prospective investor should consult its own tax advisor regarding the particular United

States federal, state and local and foreign tax consequences, if applicable, of purchasing, holding and disposing of our Interests, including the consequences of any proposed change in applicable laws.

WHERE TO FIND ADDITIONAL INFORMATION

The Manager will answer inquiries from potential Investors in the Series #69BM1 Interests concerning the Series #69BM1 Interests, the Company, the Manager and other matters relating to the offer and sale of the Series #69BM1 Interests under this Offering Circular.  The Company will afford the potential Investors in the Interests the opportunity to obtain any additional information to the extent the Company possesses such information or can acquire such information without unreasonable effort or expense that is necessary to verify the information in this Offering Circular.

All potential Investors in the Interests are entitled to review copies of any other agreements relating to the Series #69BM1 Interests described in this Offering Circular, if any.  In the Subscription Agreement, you will represent that you are completely satisfied with the results of your pre-investment due diligence activities.

Any statement contained herein or in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Offering Circular to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or replaces such statement.  Any such statement so modified or superseded shall not be deemed to constitute a part of this Offering Circular, except as so modified or superseded.

Requests and inquiries regarding this Offering Circular should be directed to:

RSE Collection, LLC
41 W 25th Street, 8th Floor

New York, NY 10010

E-Mail: hello@rallyrd.com
Tel: 347-952-8058
Attention: Christopher J. Bruno

We will provide requested information to the extent that we possess such information or can acquire it without unreasonable effort or expense.

RSE COLLECTION, LLC

RSE COLLECTION, LLC

Financial Statements

AUGUST 24, 2016 (INCEPTION) THROUGH DECEMBER 31, 2016

RSE COLLECTION, LLC

Contents

Page

Report of Independent Registered Public Accounting FirmF-1

Consolidated Financial Statements

Balance Sheet as of December 31, 2016F-2

Statement of operations for the period from August 24, 2016 (inception)

through December 31, 2016F-3

Statement of changes in members’ equity for the period from August 24, 2016

(inception) through December 31, 2016F-4

Statement of cash flows for the period from August 24, 2016 (inception)

through December 31, 2016F-5

Notes to financial statements F-6

RSE COLLECTION, LLC

EisnerAmper LLP 750 Third Avenue New York, NY 10017-2703 T 212.949.8700 F 212.891.4100 www.eisneramper.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

RSE Collection, LLC

We have audited the accompanying balance sheet of RSE Collection, LLC (the "Company") as of December 31, 2016, and the related statements of operations, members' deficit, and cash flows for the period from August 24, 2016 (inception) through December 31, 2016, and the related notes to the financial statements. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States) and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of RSE Collection, LLC as of December 31, 2016, and the results of its operations and its cash flows for the period from August 24, 2016 (inception) through December 31, 2016, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note A to the financial statements, the Company's lack of liquidity raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note A. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

New York, New York

May 23, 2017

RSE COLLECTION, LLC

Balance Sheet

December 31, 2016

ASSETS
Collectible automobiles – owned	$ 301,621

$ 301,621

LIABILITIES AND MEMBERS DEFICIT
Current liabilities:
Insurance payable	$ 371
Due to the manager (or affiliates)	15,150
Accrued interest	304
Loans from related parties	286,471

302,296

Capital contributions	1,056
Accumulated deficit	(1,731)
Members’ deficit	(675)
$ 301,621

RSE COLLECTION, LLC

Statement of Operations

August 24, 2016 (inception) through December 31, 2016

Expenses:
Insurance expense	$ 877
Storage expense	550
Interest expense	304
Total expenses	1,731
Net loss	$ (1,731)

RSE COLLECTION, LLC

Statement of Members’ Deficit

August 24, 2016 (inception) through December 31, 2016

Members’ deficit:
Balance at August 24, 2016	$ -
Capital contributions	1,056
Net loss for the period from August 24, 2016 (inception) through December 31, 2016	(1,731)
Balance at December 31, 2016	$ (675)

RSE COLLECTION, LLC

Statement of Cash Flows

August 24, 2016 (inception) through December 31, 2016

Cash flows from operating activities:
Net loss	$ (1,731)
Adjustments to reconcile net income (loss) to net cash
used in operating activities:
Insurance payable	371
Accrual of interest	304

Net cash used in operating activities	(1,056)

Cash flow used in investing activities:
Investment in classic automobiles	(301,621)

Cash used in investing activities	(301,621)

Cash flows from financing activities:
Due to the Manger	15,150
Capital contributions	1,056
Proceeds from loans from officers	286,471

Cash provided by financing activities	302,677

Net change in cash	-
Cash beginning of period	-

Cash end of period	$ -

RSE COLLECTION, LLC

Notes to Financial Statements

August 24, 2016 (inception) through December 31, 2016

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

RSE Collection, LLC (the “Company”) is a Delaware series limited liability company formed on August 24, 2016.  RSE Markets, Inc. is the sole owner of interests of the Company (other than interests issued in a particular series to other investors). The Company was formed to engage in the business of acquiring and managing a collection of collectible automobiles. It is expected that the Company will create a number of separate series of interests (the “Series” or “Series of Interests”), including the Series #69BM1, and that each automobile will be owned by a separate Series, and that the assets and liabilities of each Series will be separate in accordance with Delaware law. Investors acquire membership interests (the “Interests”) in each Series and will be entitled to share in the return of that particular Series, but will not be entitled to share in the return of any other Series.

The Company’s managing member is RSE Markets, Inc. (the “Manager”). The Manager is a Delaware corporation formed on April 28, 2016.  The Manager is a technology and marketing company that operates the Rally Rd. platform and app ("the Rally Rd.TM Platform") and manages the Company and the assets owned by the Company in its roles as the Manager and manager of the assets of each Series (the “Asset Manager”).

The Company intends to sell Interests in a number of separate individual Series of the Company. Investors in any Series acquire a proportional share of income and liabilities as they pertain to a particular Series, and the sole assets and liabilities of any given Series at the time of an offering related to that particular Series a single collector automobile (plus any cash reserves for future operating expenses), which in the case of Series #69BM1 is a 1969 Boss Mustang.  All voting rights, except as specified in the Operating Agreement or required by law remain with the Manager (e.g., determining the type and quantity of general maintenance and other expenses required, determining how to best commercialize the applicable Series assets, evaluating potential sale offers and the liquidation of a Series). The Manager manages the ongoing operations of each Series in accordance with the operating agreement of the Company, as amended and restated from time to time (the “Operating Agreement”).

OPERATING AGREEMENT

In accordance with the Operating Agreement each interest holder in a Series grants a power of attorney to the Manager. The Manager has the right to appoint officers of the Company and each Series. The maximum number Interests in each Series, as of the date hereof, is 2,000.

After the closing of an offering, each Series is responsible for its own Operating Expenses (as defined in Note B(5)). Prior to the closing, Operating Expenses are borne by the Manager and not reimbursed by the economic members. Should post-closing Operating Expenses exceed revenues or cash reserves then the Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the series and be entitled to reimbursement of such amount from future revenues generated by the series (“Operating Expenses Reimbursement Obligation(s)”), on which the Manager may impose a reasonable rate of interest, and/or (c) issue additional Interests in order to cover such additional amounts, which Interests may be issued to existing or new investors, which may include the Manager or its affiliates.

The Manager expects to receive a fee at the closing of each successful offering for its services of sourcing the collectible automobile (the “Sourcing Fee”), which may be waived by the Manager in its sole discretion. In respect of the current offering, the broker of record, offering the securities, receives a fee of 0.75% on Interests sold in an offering, except Interests sold to the Manager, affiliates of the Manager or the automobile seller(s) (the “Brokerage Fee”). In the case of the offering for the Series #77LE1 Interests which closed in April 2017, the broker of record received a Brokerage Fee of 1.5% of Interests sold.

At the discretion of the Manager, a Series may make distributions of Free Cash Flow (as defined in Note E) to both the holders of economic interests in the form of a dividend and the Manager in the form of a management fee. In the case that Free Cash Flow is available and such distributions are made, at the sole discretion of the Manager, the economics members will receive no less than 50% of Free Cash Flow and the Asset Manager will receive up to 50% of Free Cash Flow in the form of a management fee. The management fee is accounted for as an expense to the Series rather than a distribution from Free Cash Flow.

RSE COLLECTION, LLC

Notes to Financial Statements

August 24, 2016 (inception) through December 31, 2016

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED)

The Manager is responsible for covering its own expenses.

LIQUIDITY AND CAPITAL RESOURCES

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company or any of the Series have not generated profits since inception. The Company has sustained net loss of $1,731 for the period ended December 31, 2016 and, has an accumulated members’ deficit of $1,731 as of December 31, 2016. The Company or any of the series lack liquidity to satisfy obligations as they come due and current liabilities exceed current assets by $675 as of December 31, 2016. All of the liabilities on the balance sheet as of December 31, 2016 are obligations to third parties or the Manager. All of these liabilities, other than ones for which the Manager does not seek reimbursement, will be covered through the proceeds of future offerings for the various Series of Interests.

Through December 31, 2016, none of the Series have recorded any revenues generated through the utilization of underlying automobile assets. The Company anticipates that it will commence commercializing the collection in fiscal year 2017, but does not expect to generate any revenues for any of the Series in the first year of operations. Each Series will continue to incur Operating Expenses including, but not limited to, storage, insurance, transportation and maintenance expenses, on an ongoing basis.

From inception, the Company and the Series have financed their business activities through capital contributions from the Manager or its affiliates to the individual Series. The Company and each Series expect to continue to have access to ample capital financing from the Manager going forward. Until such time as the Series’ have the capacity to generate cash flows from operations, the Manager may cover any deficits through additional capital contributions or the issuance of additional Interests in any individual Series. In addition, parts of the proceeds of future offerings may be used to create reserves for future Operating Expenses for individual series at the sole discretion of the Manager.

Initial offering:

The Company's initial offering for Series #77LE1 Interests (the “Series #77LE1”) issued membership Interests in Series #77LE1. The Company closed this first offering in April 2017 and repaid Loan 1 and paid for other offering related fees and expenses as described in Note C with the proceeds of the offering.

The Company’s initial offering for Series #69BM1 Interests (the “Series #69BM1”) is described in the Offering Circular herein. Proceeds from the offering for Interests in Series #69BM1 will be used to repay Loan 2 (see Note C) and pay for other offering related fees and expenses.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

1. Basis of presentation:

The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America ("GAAP").

2. Use of estimates:

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the

RSE COLLECTION, LLC

Notes to Financial Statements

August 24, 2016 (inception) through December 31, 2016

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events.  Accordingly, the actual results could differ significantly from our estimates.

3. Cash and cash equivalents:

The Company considers all short-term investments with an original maturity of three months or less when purchased, or otherwise acquired, to be cash equivalents.  The Company and its Series' did not have any cash equivalents as of December 31, 2016.

4. Offering Expenses:

Offering Expenses relate to the offering for a specific Series and consist of underwriting, legal, accounting, escrow, compliance, filing and other expenses incurred through the balance sheet date that are directly related to a proposed offering and will generally be charged to members' equity upon the completion of the proposed offering. Offering Expenses that are incurred prior to the closing of an offering for such Series, are being funded by the Manager and will generally be reimbursed through the proceeds of the offering related to the Series. However, the Manager has agreed to pay and not be reimbursed for Offering Expenses incurred with respect to this offering. Should the proposed offering prove to be unsuccessful, these costs, as well as additional expenses to be incurred, will be charged to the Manager.

In addition to the discrete Offering Expenses related to a particular series, the Manager has also incurred legal, accounting and user compliance expenses of $188,000 as of December 31, 2016 in order to set up the legal and financial framework and compliance infrastructure for the marketing and sale of the Series #77LE1 Interests, the Series #69BM1 offering and all subsequent offerings. The Manager treats these expenses as operating expenses related to the Manager’s business and will not be reimbursed for these through any activities or offerings related to the Company or any of the Series.

As of December 31, 2016, the Manager had not incurred any Offering Expenses on behalf of Series #77LE1 or Series #69BM1.

5. Operating expenses:

Operating Expenses related to a particular automobile include storage, insurance, transportation (other than the initial transportation from the automobiles location to the Manager’s storage facility prior to the offering, which is treated as an “Acquisition Expense”, as defined below), maintenance, annual audit and legal expenses and other automobile specific expenses as detailed in the Manager’s allocation policy. We distinguish between pre-closing and post-closing Operating Expenses. Operating Expenses are expensed as incurred.

Except as disclosed with respect to any future offering, expenses of this nature that are incurred prior to the closing of an offering of Series of Interests are funded by the Manager and are not reimbursed by the Company, Series or economic members. These are accounted for as capital contributions by the Manager for expenses related to the business of the Company or a Series.

Upon closing of an offering, a Series becomes responsible for these expenses and finances them either through revenues generated by a Series or available cash reserves at the Series. Should revenues or cash reserves not be sufficient to cover Operating Expenses the Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the Series at a reasonable rate of interest and be entitled to reimbursement of such amount from future revenues generated by the Series (“Operating Expenses

Reimbursement Obligation(s)”), and/or (c) issue additional Interests in order to cover such additional amounts.

RSE COLLECTION, LLC

Notes to Financial Statements

August 24, 2016 (inception) through December 31, 2016

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

As of December 31, 2016, the Manager had incurred $1,427 of pre-closing Operating Expenses related to Series #77LE1 and Series #69BM1. Since these expenses are incurred prior to the offering’s closing, they are borne by the Manager and not reimbursed.

6. Capital assets:

Automobile assets are recorded at cost. The cost of the automobile includes the purchase price, including any deposits for the automobiles paid by the Manager, the Sourcing Fee, Brokerage Fee and “Acquisition Expenses”, including transportation of the automobile to the Manager’s storage facility, pre-purchase inspection, pre-offering refurbishment, and other costs detailed in the Manager’s allocation policy.

Acquisition Expenses related to a particular Series are initially funded by the Manager, but may be reimbursed with the proceeds from an offering related to such Series, to the extent described in the applicable offering document. Acquisition Expenses are capitalized into the cost of the automobile as per the table below. Should a proposed offering prove to be unsuccessful, the Company will not reimburse the Manager and these expenses will be accounted as capital contributions. At December 31, 2016, $2,650 of Acquisition Expenses related to the transportation of the collectible automobiles were incurred.

The Brokerage Fee and Sourcing Fee are paid from the proceeds of any successfully closed offering. Should an offering be unsuccessful, these expenses do not occur. As of December 31, 2016, no offerings had closed and no such fees were paid.

The Company treats automobile assets as collectible and therefore the Company will not depreciate or amortize the collectible automobile assets going forward. The collectible automobiles are considered long-lived assets and will be subject to an annual test for impairment.

	Automobile 1	Automobile 2	Automobile 3	Total
Applicable Series	#77LE1	#69BM1	#88LJ1
Automobile	1977 Lotus Esprit, S1	1969 Boss 302 Mustang	1988 Lamborghini Jalpa
Purchase price	$ 69,400	$ 102,395	$ 127,176	$ 298,971
Capitalized transport costs	550	2,100	–	2,650
Total	$ 69,950	$ 104,495	$ 127,176	$ 301,621

7. Income taxes:

The Company intends that the separate Series will elect and qualify to be taxed as a corporation under the Internal Revenue Code.  The separate Series will comply with the accounting and disclosure requirement of ASC Topic 740, "Income Taxes," which requires an asset and liability approach to financial accounting and reporting for income taxes.  Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The master series of the Company intends to be taxed as a “partnership” or a ”disregarded entity” for federal income tax purposes and will not make any election or take any action that could cause it to be separately treated as an association taxable as a corporation under Subchapter C of the Code.

RSE COLLECTION, LLC

Notes to Financial Statements

August 24, 2016 (inception) through December 31, 2016

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

8. Earnings per membership share:

Upon completion of an offering, each Series intends to comply with accounting and disclosure requirement of ASC Topic 260, "Earnings per Share." For each Series, earnings per membership Interest will be computed by dividing net income for a particular Series by the weighted average number of outstanding Interests in that particular Series during the period.

NOTE C - RELATED PARTY TRANSACTIONS

The Company, a Delaware series limited liability company, whose managing member is the Manager. The Company will admit additional members to each of its series through the offerings for each series. By purchasing an Interest in a Series of Interests, the investor is admitted as a member of the Company and will be bound by the Company's Operating Agreement. Under the Operating Agreement, each investor grants a power of attorney to the Manager. The Operating Agreement provides that the Manager with the ability to appoint officers.

Individual officers of the Manager have made loans to the Company to facilitate the purchase of collectible automobiles prior to the closing of a Series’ financing.  Each of the loans and related interest will be paid by the Company through proceeds of the offering associated with a Series. Once the Series pay the Company, the automobiles will be transferred to the related Series and no Series will bear the economic effects of any loan made to purchase another automobile. Of the original three loans made to the Company, two are still outstanding after the closing for the first offering for Series #77LE1 in April 2017:

• Loan 1: On October 3, 2016, an officer of the Manager made a loan of $69,400 to the Company. The collectible automobile purchased with the loan was subsequently transferred to the Series #77LE1 in April 2017 with the closing of the completed offering outlined in Note A. In addition to the principal amount, there was $112 of accrued interest outstanding on this loan as of December 31, 2016, which was also paid using the proceeds of the offering.

• Loan 2: On October 31, 2016, an officer of the Manager made a loan of $97,395 to the Company. This loan is anticipated to be repaid with the proceeds of the offering for Series #69BM1 Interests. In addition to the principal amount, there was $107 of accrued interest outstanding on this loan as of December 31, 2016, which will also be repaid with proceeds from the Series #69BM1 Offering.

• Loan 3: On November 23, 2016, an officer of the Manager made a loan of $119,676 to the Company.  This loan is anticipated to be repaid with the proceeds of a subsequent offering that would not be borne by Series #69BM1. In addition to the principal amount, there was $85 of accrued interest outstanding on this loan as of December 31, 2016.

	Balance as of December 31, 2016
	Principal	Accrued Interest

Loan 1	$ 69,400	$ 112

Loan 2	97,395	107

Loan 3	119,676	85

Total	$ 286,471	$ 304

The Company intends to repay these related-party loans plus accrued interest upon completion of the applicable related offerings.

 F-11

RSE COLLECTION, LLC

Notes to Financial Statements

August 24, 2016 (inception) through December 31, 2016

NOTE D - REVENUE, EXPENSE AND COST ALLOCATION METHODOLOGY

The Company distinguishes expenses and costs between those related to the purchase of a particular automobile asset and Operating Expenses related to the management of such automobile assets.

Fees and expenses related to the purchase of an underlying automobile asset include the Offering Expenses, Acquisition Expenses, Brokerage Fee and Sourcing Fee.

Within Operating Expenses the Company distinguishes between Operating Expenses incurred prior to the closing of an offering and those incurred after the close of an offering. Although these pre- and post- closing Operating Expenses are similar in nature and consist of expenses such as storage, insurance, transportation and maintenance, pre-closing Operating Expenses are borne by the Manager and are not expected to be reimbursed by the Company or the economic members. Post-closing Operating Expenses are the responsibility of each Series of Interest and may be financed through (i) revenues generated by the Series or cash reserves at the Series and/or (ii) contributions made by the Manager, for which the Manager does not seek reimbursement or (iii) loans by the Manager, for which the Manager may charge a reasonable rate of interest or (iv) issuance of additional Interest in a Series.

Allocation of revenues and expenses and costs will be made amongst the various Series in accordance with the Manager's allocation policy. The Manager's allocation policy requires items that are related to a specific Series to be charged to that specific Series. Items not related to a specific Series will be allocated pro rata based upon the value of the underlying automobile assets or the number of automobiles, as stated in the Manager’s allocation policy and as reasonably determined by the Manager. The Manager may amend its allocation policy in its sole discretion from time to time.

• Revenue from the anticipated commercialization of the collection of automobiles will be allocated amongst the Series whose underlying automobiles are part of the commercialization events, based on the value of the underlying automobile assets. No revenues have been generated to date.

• Offering Expenses, other than those related to the overall business of the Manager (as described in Note B(4)) are funded by the Manager and generally reimbursed through the Series proceeds upon the closing of an offering. No Offering Expenses have been incurred to date.

• Acquisition Expenses (as described in Note B(6)), are funded by the Manager, and reimbursed from the Series proceeds upon the closing of an offering. The Manager had incurred $2,650 in Acquisitions Expenses at December 31, 2016.

• The Sourcing Fee is paid to the Manager from the Series proceeds upon the close of an offering.  The Manager received a Sourcing Fee of $3,691 at the time of the closing for the offering for Series #77LE1 in April 2017 and expects to receive a Sourcing Fee of up to $3,828 at the time of the closing for the offering for Series #69BM1.

• The Brokerage Fee is paid to the broker of record from the Series proceeds upon the closing of an offering. A Brokerage Fee of $1,049 was paid to the broker of record at the time of the closing for the offering for Series #77LE1 in April 2017.

• Operating Expenses (as described in Note B(5)), including storage, insurance, maintenance costs and other Series related Operating Expenses, are expensed as incurred:

o Pre-closing Operating Expenses are borne by the Manager and accounted for as capital contributions from the Manager to the Company and are not reimbursed. At December 31, 2016, $1,056 of pre-closing Operating Expenses were incurred.

o Post-closing Operating Expenses are the responsibility of each individual Series. At December 31, 2016, no closings had occurred.

RSE COLLECTION, LLC

Notes to Financial Statements

August 24, 2016 (inception) through December 31, 2016

NOTE E - DISTRIBUTIONS AND MANAGEMENT FEES

Any available Free Cash Flow of a Series of Interests shall be applied in the following order of priority, at the discretion of the Manager:

i) Repayment of any amounts outstanding under Operating Expenses Reimbursement Obligations.

ii) Thereafter, reserves may be created to meet future Operating Expenses for a particular Series.

iii) Thereafter, 50% (net of corporate income taxes applicable to such Series of Interests) may be distributed as dividends to interest holders of a particular Series.

iv) The Manager may receive 50% in the form of a management fee, which is accounted for as an expense to the profit and loss statement of a particular Series and revenue to the Manager.

“Free Cash Flow” is defined as the net income (as determined under GAAP) generated by any Series of Interests plus any change in net working capital and depreciation and amortization (and any other non-cash Operating Expenses) and less any capital expenditures related to the relevant Series.

As of December 31, 2016, no distributions or management fees were paid by the Company or in respect of any Series.

NOTE F - SUBSEQUENT EVENTS

On April 13, 2017, the Company closed its offering for membership Interests in Series #77LE1. The offering price was $38.85 per Series Interest and 1,800 of Series #77LE1 were being offered, all of which were purchased.  The aggregate offering amount was $69,930.  In addition, the Manager held 200 of Series #77LE1 Interest at the close of the offering at the same price as other investors for an aggregate amount of $7,770. At the closing of the offering, the 1977 Lotus Esprit S1, previously acquired by the Company was transferred to Series #77LE1. The proceeds of the offering were used to repay Loan 1 as outlined in Note C as well as to pay various fees and expenses related to the offering.

EXHIBIT INDEX

Exhibit 2.1 – Certificate of Formation

Exhibit 2.2 – Amended and Restated Operating Agreement

Exhibit 3.1 – Series Designation for Series #77LE1

Exhibit 3.2 – Series Designation for Series #69BM1

Exhibit 4.1 – Form of Subscription Agreement

Exhibit 6.1 – Form of Asset Management Agreement

Exhibit 6.2 – Promissory Note

Exhibit 8.1 – Escrow Agreement

Exhibit 11.1 – Consent of EisnerAmper LLP

Exhibit 12.1 – Opinion of Nixon Peabody LLP

Exhibit 13.1 – Testing the Waters Materials

 III-1

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 30, 2017.

RSE COLLECTION, LLC

By: RSE Markets, Inc., its managing member

By: /s/ Christopher Bruno

Name: Christopher Bruno

Title: President

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Christopher Bruno Name: Christopher Bruno	President of RSE Markets, Inc. (Principal Executive Officer)	June 30, 2017
/s/ Maximilian F. Niederste-Ostholt Name: Maximilian F. Niederste-Ostholt	Chief Financial Officer of RSE Markets, Inc. (Principal Financial Officer)	June 30, 2017
RSE MARKETS, INC. By: /s/ Christopher Bruno Name: Christopher Bruno Title: President	Managing Member	June 30, 2017